                                                                     EXHIBIT 4.1

================================================================================

                                 TRUST AGREEMENT

                                     between

                       CORPORATE ASSET BACKED CORPORATION,
                                  as Depositor

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                           as Trustee and Option Agent

                                      CABCO
                 Series 2004-101Trust (Goldman Sachs Capital I)

================================================================================

           RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
                           AND AGREEMENT PROVISIONS*

Trust Indenture
 Act Section                                               Agreement Section
 -----------                                               -----------------
  310(a)(1)                                                           7.14(a)
     (a)(2)                                                           7.14(a)
     (a)(3)                                                              7.13
     (a)(4)                                                            7.1(f)
     (a)(5)                                                           7.14(a)
        (b)                                                           7.14(b)
        (c)                                                    Not Applicable

     311(a)                                                               7.4
        (b)                                                               7.4
        (c)                                                    Not Applicable

     312(a)                                                    3.7(a), 3.8(a)
        (b)                                                            3.8(b)
        (c)                                                            3.8(c)

     313(a)                                                               7.6
        (b)                                                               7.6
        (c)                                                               7.6
        (d)                                                               7.6

     314(a)                                                    4.1(a), 4.1(b)

     315(a)                                            7.1(a), 7.1(b), 7.1(c)
        (b)                                                           7.16(b)
        (c)                                                              7.16
        (d)                                                            7.1(c)
        (e)                                                            7.1(g)

  316(a)(1)                                                            7.5(a)
  316(a)(2)                                                    Not Applicable
     316(b)                                                            6.3(c)
     316(c)                                                            3.7(b)

     317(a)                                                    Not Applicable
     317(b)                                                               6.4

------------------

* This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.

Trust Indenture
 Act Section                                               Agreement Section
 -----------                                               -----------------
     318(a)                                                             10.12

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.        Definitions.............................................................................       1
Section 1.2.        Other Definitional Provisions...........................................................      10
Section 1.3.        Incorporation by Reference of Trust Indenture Act.......................................      10

ARTICLE II

ORGANIZATION

Section 2.1.        Creation of Trust; Trust Assets and Obligations.........................................      11
Section 2.2.        Name of Trust...........................................................................      12
Section 2.3.        Business of Trust.......................................................................      12
Section 2.4.        Trust Office............................................................................      13
Section 2.5.        Purposes and Powers.....................................................................      13
Section 2.6.        Appointment of Trustee..................................................................      14
Section 2.7.        Declaration of Trust....................................................................      14
Section 2.8.        Liability of Certificateholders.........................................................      14
Section 2.9.        Title to Trust Property.................................................................      14
Section 2.10.       Situs of Trust..........................................................................      14
Section 2.11.       Representations and Warranties of Depositor.............................................      14
Section 2.12.       Tax Treatment...........................................................................      16
Section 2.13.       Retained Interest.......................................................................      16
Section 2.14.       Additional Underlying Securities and Certificates.......................................      16
Section 2.15.       Call Options, Exercise of Call Options and Exchange of Certificates for Underlying
                    Securities..............................................................................      17
Section 2.16.       The Swap Agreement and Swap Payments....................................................      20
Section 2.17.       Mergers.................................................................................      20
Section 2.18.       Grant of Security Interest..............................................................      20

ARTICLE III

THE CERTIFICATES

Section 3.1.        The Certificates........................................................................      22
Section 3.2.        Form of the Certificates................................................................      23
Section 3.3.        Execution, Authentication and Delivery..................................................      23

Section 3.4.        Registration of Certificates; Registration of Transfer and Exchange of Certificates.....      24
Section 3.5.        Mutilated, Destroyed, Lost or Stolen Certificates.......................................      25
Section 3.6.        Persons Deemed Certificateholders.......................................................      25
Section 3.7.        Access to List of Certificateholders' Names and Addresses...............................      26
Section 3.8.        Preservation of Information; Communications to Certificateholders.......................      26
Section 3.9.        Legend on Global Certificates...........................................................      27
Section 3.10.       Definitive Certificates.................................................................      27
Section 3.11.       Definitive Certificates After Available Information Event...............................      28
Section 3.12.       Actions by Certificateholders...........................................................      28
Section 3.13.       Additional Legends......................................................................      28

ARTICLE IV

EXCHANGE ACT REPORTING

Section 4.1.        Exchange Act Reporting..................................................................      30

ARTICLE V

ACTIONS BY TRUSTEE

Section 5.1.        Prior Notice to Certificateholders, the Option Agent and the Swap Counterparty with
                    Respect to Certain Matters..............................................................      31
Section 5.2.        Action by Trustee with Respect to Certain Matters.......................................      31
Section 5.3.        Majority Control........................................................................      32

ARTICLE VI

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 6.1.        Establishment of Collection Account and Securities Account..............................      32
Section 6.2.        Application of Trust Funds..............................................................      33
Section 6.3.        Certain Provisions Applicable to all Distributions to Certificateholders................      34
Section 6.4.        Appointment of Paying Agent.............................................................      35
Section 6.5.        Method of Payment.......................................................................      36
Section 6.6.        Reports to Certificateholders...........................................................      36
Section 6.7.        Accounting and Information to Certificateholders, Internal Revenue Service and Others...      36
Section 6.8.        Signature on Returns....................................................................      37
Section 6.9.        No Implied Duties of the Depositor......................................................      37

ARTICLE VII

THE TRUSTEE

Section 7.1.        Duties of Trustee; Notice of Defaults...................................................      38
Section 7.2.        Rights of Trustee.......................................................................      39
Section 7.3.        Acceptance of Trusts and Duties.........................................................      39
Section 7.4.        Preferential Collection of Claims Against Trustee.......................................      41
Section 7.5.        Action Upon Instruction by Certificateholders...........................................      41
Section 7.6.        Furnishing of Documents; Reports to Certificateholders and DTC..........................      41
Section 7.7.        Representations and Warranties of Trustee...............................................      42
Section 7.8.        Reliance; Advice of Counsel.............................................................      43
Section 7.9.        Trustee May Own Certificates............................................................      44
Section 7.10.       Compensation and Indemnity..............................................................      44
Section 7.11.       Replacement of Trustee..................................................................      45
Section 7.12.       Merger or Consolidation of Trustee......................................................      46
Section 7.13.       Appointment of Co-Trustee or Separate Trustee...........................................      46
Section 7.14.       Eligibility Requirements for Trustee....................................................      47
Section 7.15.       Voting of the Underlying Securities Other than in the Case of an Underlying
                    Securities Event of Default; Modification of the Swap Agreement.........................      48
Section 7.16.       Trustee's Liquidation, Enforcement and Voting of Underlying Securities Upon an
                    Underlying Securities Event of Default..................................................      50
Section 7.17.       Swap Agreement Termination Events.......................................................      51
Section 7.18.       Annual Statement........................................................................      52

ARTICLE VIII

TERMINATION OF AGREEMENT

Section 8.1.        Termination of Agreement................................................................      52

ARTICLE IX

AMENDMENTS

Section 9.1.        Allocation of Voting Rights.............................................................      53
Section 9.2.        Amendments Without Consent of Certificateholders........................................      53
Section 9.3.        Amendments With Consent of Certificateholders and the Swap Counterparty.................      53
Section 9.4.        Form of Amendments......................................................................      54

ARTICLE X

MISCELLANEOUS

Section 10.1.       Certificateholders Have No Legal Title to Trust Property................................      55
Section 10.2.       Limitations on Rights of Others.........................................................      55
Section 10.3.       Notices.................................................................................      55
Section 10.4.       Tax Classification Election.............................................................      55
Section 10.5.       Severability............................................................................      56
Section 10.6.       Counterparts............................................................................      56
Section 10.7.       Successors and Assigns..................................................................      56
Section 10.8.       No Petition Covenant....................................................................      56
Section 10.9.       No Recourse.............................................................................      57
Section 10.10.      Headings................................................................................      57
Section 10.11.      Governing Law...........................................................................      57
Section 10.12.      Conflict with Trust Indenture Act.......................................................      57

Exhibit A         --       Series 2004-101 Underlying Securities Schedule

Exhibit B         --       Terms of the Certificates

Exhibit C         --       Form of Certificate

Exhibit D         --       Form of Swap Agreement

                                 TRUST AGREEMENT

            TRUST AGREEMENT, dated as of May 20, 2004 (this "Agreement"), between Corporate Asset Backed Corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, as trustee (the "Trustee") for CABCO Series 2004-101 Trust (Goldman Sachs Capital I) (the "Trust") and as option agent (in such capacity, the "Option Agent") for the holders of the Certificates from time to time with respect to the Call Options described below.

            The Trust is issuing $150,000,000 in initial aggregate certificate principal balance of floating rate callable certificates (the "Certificates"), entitled to distributions of principal, premium (if any) and interest.

            The Trust is acquiring the Underlying Securities, excluding the Retained Interest, and the Depositor's rights and obligations (excluding the one-time payment paid by the Depositor to the Swap Counterparty under the Confirmation) under the Confirmation. The Certificates, in the aggregate, will evidence the entire beneficial ownership of the Trust Assets, including the Underlying Securities and the Confirmation, subject to the liabilities of the Trust, if any. The Certificates are subject to the Call Options.

            In consideration of the mutual agreements herein contained, each party agrees that the following terms and provisions shall govern the Certificates and the Trust, for the benefit of all the other parties and the Certificateholders and the Option Holder to the extent provided herein.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1. Definitions.

            Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

            "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" means this Trust Agreement.

            "Assignment Agreement" means the assignment and assumption agreement, dated as of the Closing Date, among the Swap Counterparty, the Depositor and the Trust pursuant to which the Depositor assigns to the Trust all of its rights and obligations (excluding the one-time payment paid by the Depositor to the Swap Counterparty under the Confirmation) under the Confirmation.

            "Available Funds" means, for any Distribution Date, Available Interest Funds and Available Principal Funds for such Distribution Date.

            "Available Information Event" means that the Underlying Securities Guarantor has suspended its Exchange Act reporting at a time when the Exchange Act reporting requirements applicable to the Trust have not been suspended or terminated.

            "Available Interest Funds" means, for any Distribution Date, the sum of (i) any Interest Distribution Amounts received on or prior to such Distribution Date from the Swap Counterparty pursuant to the Swap Agreement with respect to the preceding Interest Accrual Period and (ii) any Interest Distribution Amounts representing interest on the Underlying Securities that are actually received by the Trust pursuant to the Underlying Securities Trust Agreement on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

            "Available Principal Funds" shall mean all amounts received from the Underlying Securities Issuer with respect to principal of the Underlying Securities on the Final Distribution Date or any other date.

            "Business Day" means any day other than (i) a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed for business, or (ii) a day that is not a business day for purposes of the Underlying Securities.

            "Calculation Agent" means the London Branch of UBS AG.

            "Call Date" has the meaning specified in the Call Option Agreement.

            "Called Certificates" has the meaning set forth in Section 2.15(c).

            "Call Notice" has the meaning specified in the Call Option Certificate.

            "Call Options" means the call options with respect to the Certificates granted to the Depositor by UBS Securities LLC under the Call Option Agreement.

            "Call Option Agreement" means the call option agreement, dated as of the Closing Date, among the Depositor, UBS Securities LLC and the Option Agent pursuant to which UBS Securities LLC grants the Call Options to the Depositor.

            "Call Option Certificate" means the physical certificate evidencing the Call Options, substantially in the forms attached as an exhibit to the Call Option Agreement.

            "Call Price" has the meaning specified in the Call Option Agreement.

            "Certificates" has the meaning specified in the preamble to this Agreement.

            "Certificateholder" means each Person in whose name a Certificate is registered on the Certificate Register.

            "Certificate Owner" means any Person who is the beneficial owner of an interest in any Certificate.

            "Certificate Principal Balance" means, initially, with respect to the Certificates and each Certificate of such Class, the amount identified as the initial Certificate Principal Balance with respect to such Class (in Section 3.1(b)) or Certificate, as applicable, and, thereafter, such initial amount as reduced by the aggregate of all amounts allocable to principal previously distributed to Certificateholders, and as increased pursuant to Section 2.14, if applicable.

            "Certificate Register" and "Certificate Registrar" have the respective meanings specified in Section 3.4.

            "Class" means Certificates having the same terms and conditions and the same relative rights and interests.

            "Closing Date" means the date of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collection Account" means the collection account established pursuant to Section 6.1.

            "Commission" means the Securities and Exchange Commission.

            "Confirmation" means the confirmation, dated as of May 13, 2004, related to the Depositor Master Agreement between the Depositor and the Swap Counterparty.

            "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is initially located at U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005, or the principal corporate trust office of any successor Trustee as designated by such successor Trustee by notice to the Certificateholders and each Rating Agency, or, in either case, such other office as the Trustee may designate from time to time by notice to the Certificateholders and each Rating Agency.

            "Deferred Interest" means, upon the termination of any Extension Period, (i) the aggregate of each Interest Distribution Amount that was not paid on the Distribution Date that occurred during the relevant Extension Period plus
(ii) interest on each Interest Distribution Amount that was not paid during the relevant Extension Period at the Interest Rate used to calculate such Interest Distribution Amount, from the Distribution Date immediately following the Interest Accrual Period with respect to such Interest Distribution Amount until the end of the Extension Period. Deferred Interest does not include the Interest Distribution Amount due on the Distribution Date upon which the Extension Period terminated.

            "Depositor" means Corporate Asset Backed Corporation, a Delaware corporation, and any permitted successor or assignee.

            "Depositor Master Agreement" means the ISDA Master Agreement, dated as of May 13, 2004, including the schedule thereto, and the related Confirmation between the Depositor and the Swap Counterparty.

            "Depositor Order" means a written order signed by an authorized officer of the Depositor.

            "Distribution Date" means (i) quarterly on the fifteenth day of February, May, August and November (or if such date is not a Business Day, the next succeeding Business Day) or (ii) upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, February 15 and August 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on August 15, 2004, and ending on the earlier of (x) the Final Distribution Date and (y) the date on which the Trust is terminated under this Agreement.

            "DTC" means The Depository Trust Company and any successor.

            "Early Termination Date" means the date so designated as such in accordance with the terms of the Swap Agreement.

            "Eligible Trust Account" means a segregated account with (a) the corporate trust department of the Trustee or (b) a trust company or corporation with trust powers organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its four highest rating categories, and in the case of each of clauses (a) and (b) that is identified and held separate and apart from the general assets of the Trustee, and that contains only property held by the Trustee as fiduciary.

            "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

            "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

            "Extension Period" means the period whereby the Underlying Securities Guarantor defers the payment of GS Junior Subordinated Debentures.

            "Final Distribution Date" means February 15, 2034.

            "Grant" means to sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right to set-off against, deposit, set over and confirm to the Trustee pursuant to this Agreement, and the terms "Granted" and "Granting" have meanings correlative to the foregoing. A Grant of any Underlying Securities or of any instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, and generally to do and receive anything that the Granting party was entitled to do or receive thereunder or with respect thereto prior to the Grant.

            "GS Junior Subordinated Debentures" means the 6.345% Junior Subordinated Debentures due February 15, 2034 issued by the Underlying Securities Guarantor.

            "Integration Election" means an election under Treasury Regulation
Section 1.1275-6.

            "Interest Accrual Period" means (i) with respect to the first Distribution Date, the period from and including the Closing Date to but excluding the first Distribution Date and (ii) with respect to any Distribution Date thereafter, the period from and including the preceding Distribution Date but excluding such current Distribution Date.

            "Interest Distribution Amount" means, with respect to each Distribution Date, an amount equal to the product of (x) the then outstanding Certificate Principal Balance, (y) the Interest Rate for the preceding Interest Accrual Period and (z) the actual number of days in such Interest Accrual Period divided by 360; provided, however, that during the continuance of an Extension Period with respect to the Underlying Securities, interest will continue to accrue on the Certificate Principal Balance (and on any interest that is due), but such interest will not be distributed to holders of the Certificates until the Extension Period ends.

            "Interest Rate" means, 3.25% per annum (since the Three-month USD LIBOR as of May 13, 2004 (1.25%), plus .85% is less than 3.25%) from and including the Closing Date to but excluding the first Distribution Date and, for each Interest Accrual Period thereafter, a floating rate, not to exceed 8.25% per annum, equal to the greater of (i) Three-Month USD LIBOR plus .85% and (ii) 3.25%. Following the occurrence of a Swap Agreement Termination Event that is not a Trust Termination Event, interest will be payable semi-annually at a fixed rate equal to 6.345% per annum.

            "LIBOR Determination Date" means for the Interest Accrual Period beginning on and after the first Distribution Date, the second London Banking Day preceding the commencement of such Interest Accrual Period.

            "London Banking Day" shall mean any day on which the commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

            "Moody's" means Moody's Investors Service, Inc., and any successor.

            "Opinion of Counsel" means one or more written opinions of counsel, who may be employees of or counsel to the Depositor or any of its Affiliates, and who shall be reasonably satisfactory to the Trustee, which opinion or opinions shall be addressed to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee.

            "Option Agent" means U.S. Bank Trust National Association, in its capacity as option agent for the Call Options under the Call Option Agreement and any successor in such capacity.

            "Option Holder" means the holder of the Call Options.

            "Outstanding" means, as of any date of determination, all Certificates theretofore authenticated and delivered under this Agreement except:

            (a) Certificates previously cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

            (b) Certificates or portions thereof the payment for which money in the necessary amount has been theretofore irrevocably deposited with the Trustee in trust for the Certificateholders of such Certificates; and

            (c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, or the replacement Certificates thereof recovered by the Trustee pursuant to
Section 3.5(b) when a Protected Purchaser presents proof satisfactory to the Trustee that it holds the original Certificates and is a Protected Purchaser; provided that in determining whether the Certificateholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Depositor, the Trustee in its individual capacity, or any Affiliate of either of the foregoing Persons shall be disregarded and for purposes of determining the requisite Certificate Principal Balance of Certificates shall be deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee actually knows to be so owned shall be so disregarded. In order to give effect to the foregoing provision, the Depositor shall promptly give or cause to be given written notice to the Trustee of any Certificates to its knowledge owned by or pledged to the Depositor or any Affiliate, and shall refrain (and use commercially reasonable efforts to cause its Affiliates to refrain) from giving any such request, demand, authorization, direction, notice, consent or waiver.

            "Paying Agent" has the meaning specified in Section 6.4.

            "Person" means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof.

            "Placement Agency Agreement" means the placement agency agreement, dated as of the Closing Date, between UBS Securities LLC and the Depositor in terms of which UBS Securities LLC agrees to act as placement agent for the Depositor in the sale of the Call Options.

            "Placement Agent" means UBS Securities LLC, in its capacity as placement agent under the Placement Agency Agreement.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "Protected Purchaser" has the meaning specified in the Uniform Commercial Code as in effect in the State of New York.

            "Rating Agency" means each of Moody's and Standard & Poor's.

            "Rating Agency Condition" means with respect to any specified action, that each Rating Agency shall have been given 10 days' prior notice of such action and that such Rating Agency shall have notified the Trustee in writing that such action will not result in a reduction or withdrawal of the then-current rating of the Certificates.

            "Record Date" means, with respect to each Distribution Date, the day immediately preceding each Distribution Date.

            "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Retained Interest" means, (a) with respect to the Underlying Securities Granted to the Trustee on the Closing Date, the interest accrued on such Underlying Securities from and including February 20, 2004, to but excluding the Closing Date, and (b) with respect to additional Underlying Securities Granted to the Trustee pursuant to the provisions of Section 2.14 on any other date, interest accrued from and including the later of (x) February 20, 2004, and (y) the immediately preceding Underlying Securities Payment Date, to but excluding the date of the Grant of such additional Underlying Securities.

            "SEC" means the Securities and Exchange Commission.

            "SEC Reporting Failure" means that (i) an Available Information Event has occurred, and either (x) the suspension of Exchange Act reporting by the Underlying Securities Guarantor continues for a period of at least one year, or (y) the Underlying Securities Guarantor announces or takes measures that demonstrate, in connection with such suspension or at any time thereafter, that it will no longer be a reporting company under the Exchange Act; (ii) the Certificates have been be removed from the DTC book-entry system; (iii) definitive certificates representing the Certificates have been issued to the beneficial owners of the Certificates; and (iv) the Underlying Securities Guarantor has not resumed filing Exchange Act reports within 60 days of such issuance.

            "Securities Account" means the securities account established pursuant to Section 2.18.

            "Securities Act" means the United States Securities Act of 1933, as amended.

            "Securities Intermediary" means U.S. Bank Trust National Association, maintaining the Securities Account in its capacity as securities intermediary within the meaning of Section 8-102 of the UCC, and any qualified successor.

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor.

            "Swap Agreement" means the ISDA Master Agreement, dated as of the Closing Date, including the schedule thereto, between the Trust and the Swap Counterparty, and the Confirmation assigned by the Depositor to the Trust (excluding the one-time payment paid by the Depositor to the Swap Counterparty under the Confirmation) pursuant to the Assignment Agreement.

            "Swap Agreement Termination Event" means the occurrence of any event that would constitute an "Event of Default" or "Termination Event" under the Swap Agreement.

            "Swap Counterparty" means the London Branch of UBS AG, or any permitted successor or assign thereto.

            "Telerate Page 3750" means the display on the Dow Jones Telerate Service on page 3750 (or any other page as may replace such page on that service for the purpose of displaying LIBOR).

            "Termination Date" has the meaning set forth in Section 8.1.

            "Three-Month USD LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for three-month (such period being referred to as the "Index Maturity") United States dollar deposits, commencing on the second London Banking Day immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Determination Date. If Telerate Page 3750 is unavailable at such time, LIBOR for the appropriate Index Maturity will be determined at approximately 11:00 A.M., London time, on such LIBOR Determination Date on the basis of the rate at which LIBOR having such Index Maturity is offered by four major banks selected by the Calculation Agent in the London interbank market commencing on the second London Banking Day immediately following such LIBOR Determination Date. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Index Maturity will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for a given Index Maturity for such LIBOR Determination Date will be the arithmetic mean of LIBOR quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for LIBOR having such Index Maturity, commencing on the second London Banking Day immediately following such LIBOR Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Index Maturity will be LIBOR determined with respect to the Interest Accrued Period immediately preceding the current Distribution Date.

            "TIA" means the Trust Indenture Act of 1939, as amended.

            "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "Trust" means the CABCO Series 2004-101 Trust (Goldman Sachs Capital
I) created pursuant to this Agreement.

            "Trust Assets" means the Underlying Securities, any proceeds thereof, the rights of the Trust under the Swap Agreement, the Collection Account, and any other assets of the Trust from time to time; each subject to the obligations of the Trust under the Swap Agreement.

            "Trustee" means U.S. Bank Trust National Association, in its capacity as trustee under this Agreement and any successor qualifying under
Section 7.14.

            "Trust Regulatory Event" means the occurrence of a Swap Agreement Termination Event due to certain legislative, regulatory or judicial action that make it unlawful for the Trust to comply with any material provision of the Swap Agreement.

            "Trust Swap Payment Default" means the occurrence of a Swap Agreement Termination Event related to the failure of the Trust to make any payment under the Swap Agreement, and such failure is not remedied by the fifth Business Day after notice of such failure is given to the Trust or certain events of bankruptcy, insolvency or reorganization in respect of the Trust.

            "Trust Termination Event" means a Trust Swap Payment Default, an Underlying Securities Bankruptcy Default, an Underlying Securities Payment Default, a Trust Regulatory Event, a SEC Reporting Failure, and an optional redemption or repurchase of or other unscheduled payment on the Underlying Securities.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Underlying Securities" has the meaning set forth in Section 2.1(a).

            "Underlying Securities Bankruptcy Default" means the occurrence of an Underlying Securities Event of Default relating to a bankruptcy, insolvency or reorganization of the Underlying Securities Guarantor or the Underlying Securities Guarantor's failure to pay interest, principal or premium on the GS Junior Subordinated Debentures.

            "Underlying Securities Event of Default" means the occurrence of an event of default under the Underlying Securities Trust Agreement, and the failure of the Underlying Securities Issuer to pay the Whole Amount Due after demand by the Trustee made pursuant to Section 7.16(a) or otherwise to cure such default in accordance with the provisions of the Underlying Securities Trust Agreement.

            "Underlying Securities Guarantor" means The Goldman Sachs Group,
Inc.

            "Underlying Securities Issuer" means the issuer of the Underlying Securities and any successor provided for in the Underlying Securities Trust Agreement.

            "Underlying Securities Payment Date" means each February 15 and August 15 commencing August 15, 2004, and any other date on which Underlying Securities are redeemed or repurchased, prepaid or liquidated in whole or in part or on which any unscheduled payment is made on the Underlying Securities.

            "Underlying Securities Payment Default" means the occurrence of an Underlying Securities Event of Default relating to the payment of interest on the Underlying Securities, any redemption price of the Underlying Securities or the payment of principal of or any premium, if any, on the Underlying Securities when due.

            "Underlying Securities Trust Agreement" means the Trust Agreement dated February 20, 2004, among the Underlying Securities Guarantor and the Underlying Securities Trustee.

            "Underlying Securities Trustee" means The Bank of New York
(Delaware).

            "Underwriter" means UBS Securities LLC in its capacity as underwriter under the Underwriting Agreement.

            "Underwriting Agreement" means the underwriting agreement, dated as of May 13, 2004, between the Depositor and the Underwriter pursuant to which the Underwriter agrees to purchase from the Depositor, and the Depositor agrees to sell to the Underwriter, the Certificates.

            "Voting Rights" means the voting rights attaching to the Certificates, as specified in Article IX of this Agreement.

            "Whole Amount Due" has the meaning assigned to such term in Section 7.16(a) hereof.

            Section 1.2. Other Definitional Provisions.

            All references in this Agreement to Articles, Sections, subsections and Exhibits are to Articles, Sections, subsections and Exhibits to this Agreement unless otherwise specified. All terms defined in this Agreement shall have the defined meanings when used in any certificate, notice, Call Options, Certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover both genders.

            Section 1.3. Incorporation by Reference of Trust Indenture Act.

            Whenever this Agreement refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Agreement. The following TIA terms used in this Agreement have the following meanings:

            "indenture securities" means the Certificates.

            "obligor" on the Certificates means the Trustee on behalf of the Trust and, to the extent specified in this Agreement, the Depositor.

            All other TIA terms used in this Agreement that are defined by the TIA, including by reference to another statute, or defined by a Commission rule have the respective meanings assigned to them by such definitions.

                                   ARTICLE II

                                  ORGANIZATION

            Section 2.1. Creation of Trust; Trust Assets and Obligations.

            (a) The Trust is hereby created under the laws of the State of New York for the benefit of the Certificateholders. The assets of the Trust shall consist of:

                  (i) the securities described in Exhibit A, exclusive of the Retained Interest, which are being Granted, transferred and sold to the Trustee by the Depositor simultaneously with the execution of this Agreement, and any additional Underlying Securities Granted to the Trustee pursuant to Section 2.14 (in which event Exhibit A shall be amended to reflect the amount and date of such Grant), and;

                  (ii) all right, title and interest in and to the distributions on the Underlying Securities after the date of this Agreement, exclusive of the Retained Interest, including any distributions on any additional Underlying Securities Granted to the Trustee pursuant to Section 2.14 (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement); and

                  (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

            The securities described in Exhibit A, exclusive of the Retained Interest, as amended after the Closing Date to reflect any subsequent Grant of additional Underlying Securities Granted to the Trustee pursuant to Section 2.14, are referred to in this Agreement as the "Underlying Securities". The Trustee shall hold the assets of the Trust for the benefit of the Certificateholders, subject to the obligations of the Trust, if any.

            (b) The parties acknowledge that UBS Securities LLC, as the initial purchaser, and then sole holder, of the Certificates, has granted the Call Options to the Depositor under the Call Option Agreement, and the Depositor intends to sell the Call Options, through UBS Securities LLC as Placement Agent under the Placement Agency Agreement, to the Swap Counterparty. By its purchase of a Certificate, (i) each Certificateholder agrees to assume the obligation to perform the related Call Option on the terms and conditions contained in the Call Option Agreement, permitting the Option Holder or its assignee to purchase such Certificate at the Call Price and at the times specified in such Call Option Agreement and (ii) each Certificateholder that purchases a Certificate directly from the Underwriter agrees to make the "integration election" set forth in

Section 2.12 below. By its purchase of a Certificate, each Certificateholder further agrees (x) to appoint U.S. Bank Trust National Association as the Option Agent to act on its behalf with respect to the related Call Option under this Agreement and the Call Option Agreement, and (y) that upon any transfer of a Certificate, the transferor of the Certificate shall be released from its obligation to perform the related Call Option, and the transferor's appointment of U.S. Bank Trust National Association as its agent with respect thereto shall thereupon terminate. Under the terms of the Call Options, the Call Options may be assigned by the holder thereof if the holder assigns all of the Call Options by transfer in accordance with the terms thereof to any person other than to the Depositor. The Call Options are not obligations of or securities issued by the Trust, and are enforceable by the Option Holder against the Certificateholders and the Option Agent to the extent set forth in the Call Option Agreement; provided, however, that each Certificateholder agrees, by accepting a Certificate, that following an exercise of a Call Option in compliance with the Call Option Agreement, the Trustee shall treat the Option Holder as the Certificateholder thereof, and distribute the Underlying Securities to the Option Holder, as provided in Section 2.15 hereof.

            (c) The Depositor, concurrently with the execution and delivery hereof, does hereby Grant to the Trustee, on behalf and for the benefit of the Certificateholders and without recourse, all the right, title and interest of the Depositor in, to and under the Underlying Securities, now existing or hereafter acquired and all other assets included or to be included in the Trust for the benefit of the Certificateholders. The Grant will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any Underlying Securities due after the Closing Date, exclusive of the Retained Interest, which has not been Granted to the Trustee.

            (d) In connection with the Grant referred to in the preceding paragraph, on the Closing Date, the Depositor shall deliver the Underlying Securities to the Trustee through the facilities of DTC, and the Trustee shall accept delivery of the Underlying Securities and shall credit the Underlying Securities to a trust account of the Trustee, or its authorized agent.

            (e) The Grant of such Underlying Securities by the Depositor accomplished hereby is absolute and is intended by the parties hereto as a sale.

            Section 2.2. Name of Trust.

            The name of the Trust is CABCO Series 2004-101 Trust (Goldman Sachs Capital I).

            Section 2.3. Business of Trust.

            Subject to Section 2.5, the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust or in the name of the Trust, subject to the terms of this Agreement. In order to effectuate the purpose of the Trust, on the Closing Date the Trustee shall, on behalf of the Trust, (a) acquire from the Depositor the Underlying Securities for the benefit of the Certificateholders; (b) enter into the Assignment Agreement with the Depositor pursuant to which the Depositor will assign to the Trust its rights and obligations (excluding the one-time payment paid by the Depositor to the Swap Counterparty under the Confirmation) under the Confirmation; (c) enter into the Swap Agreement with the Swap Counterparty; (d) issue the Certificates to or upon the order of the Depositor for sale pursuant to the Underwriting Agreement; and (e) enter into such other agreements, execute such other documents and take such other actions as the Depositor may direct in conjunction with the issuance of the Certificates.

            Section 2.4. Trust Office.

            The office of the Trust shall be in care of the Trustee at the Corporate Trust Office, or at such other address as the Trustee may designate by written notice to the Certificateholders, the Rating Agencies, the Swap Counterparty and the Depositor. All Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office as provided in Section 3.4 and all notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served on the Trustee at the Corporate Trust Office. The Trustee shall give prompt written notice to the Depositor, the Rating Agencies, the Swap Counterparty and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

            Section 2.5. Purposes and Powers.

            The purpose of the Trust is to engage in the following activities:

            (a) to acquire from the Depositor, and thereafter to hold, the Underlying Securities;

            (b) to enter into the Assignment Agreement with the Depositor pursuant to which the Depositor will assign its rights and obligations (but excluding the one-time payment paid by the Depositor to the Swap Counterparty under the Confirmation) under the Confirmation to the Trust;

            (c) to enter into the Swap Agreement with the Swap Counterparty;

            (d) to issue the Certificates;

            (e) to distribute to the Certificateholders as provided in Articles VI and VIII hereof amounts, if any, received by the Trust on, or in respect of, the Underlying Securities;

            (f) to distribute to the Certificateholders the proceeds of the exercise of the Call Options by the Option Holder and to distribute to the Option Holder the proceeds from the liquidation of the Underlying Securities for which the Called Certificates are exchanged; and

            (g) to engage in those limited activities, upon appropriate direction of the Depositor, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, provided that they are not inconsistent with the intended classification of the Trust as a grantor trust for federal income tax purposes.

            The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not (a) engage in any activity not required by the terms of this Agreement, or (b) issue or sell any certificates or other obligations other than the Certificates and additional Certificates issued pursuant to Section 2.14, or incur, assume or guaranty any indebtedness. After the Closing Date, and subject to Sections 5.2 and 5.3 below, the Trust shall not purchase or otherwise acquire any assets except as provided by Section 2.14, or, subject to Section 7.15 and, in the case of an Underlying Securities Event of Default, Section 7.16, agree to any modification of the terms of the Underlying Securities. The Trust shall not take any action that is inconsistent with its intended classification as a grantor trust for federal income tax purposes.

            Section 2.6. Appointment of Trustee.

            The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

            Section 2.7. Declaration of Trust.

            The Trustee hereby declares that it shall hold the Trust Assets in trust upon and subject to the conditions set forth in this Agreement for the use and benefit of the Certificateholders, subject to the obligations of the Trust, if any. The Underlying Securities and their proceeds shall be held in a segregated account of the Trustee that is identified and held separate and apart from the general assets of the Trustee and that contains only property held by the Trustee as fiduciary.

            Section 2.8. Liability of Certificateholders.

            No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

            Section 2.9. Title to Trust Property.

            Legal title to the Trust Assets shall be vested at all times in the Trustee.

            Section 2.10. Situs of Trust.

            The Trust shall be located and administered in the State of New York. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in and governed by the laws of the State of New York. The Trust shall have no employees; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of New York. The principal office of the Trust shall be the Corporate Trust Office in New York.

            Section 2.11. Representations and Warranties of Depositor.

            The Depositor hereby represents and warrants to the Trustee that:

            (a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

            (b) The Depositor has obtained all necessary licenses and approvals in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to obtain such qualification would have no material adverse effect on the Depositor's ability to perform its obligations hereunder.

            (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action. This Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee and Option Agent, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law).

            (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, trust agreement or agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture or trust agreement, other agreement or other instrument (other than pursuant to this Agreement), or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

            The Depositor hereby represents and warrants to the Trustee with respect to the Granted Underlying Securities that:

                  (i) The Depositor is duly authorized to deliver the Underlying Securities to the Trustee;

                  (ii) The Underlying Securities so delivered are genuine;

                  (iii) At the time of delivery of the Underlying Securities, the Depositor owns such Underlying Securities, has the right to transfer such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and

                  (iv) Such delivery is irrevocable and free of any continuing claim by the Depositor.

            To the Depositor's knowledge, the information set forth on Exhibit A attached hereto is true and correct in all material respects as of the date hereof.

            The representations and warranties of the Depositor set forth in this Section 2.11 shall survive delivery of the Granted Underlying Securities to the Trustee and shall inure to the benefit of the Trustee for the benefit of the Certificateholders.

            Section 2.12. Tax Treatment.

            The Depositor and the Trustee, by entering into this Agreement, and each Certificateholder and Certificate Owner, by acquiring a Certificate or interest therein, (a) express their intention that the Trust (i) be classified as a "grantor trust" under Subpart E, Part I of Subchapter J of the Code and corresponding provisions of applicable state and local tax laws and not an association taxable as a corporation for federal income tax purposes and (ii) shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and (b) unless otherwise required by appropriate taxing authorities, agree to treat the Certificates as representing undivided beneficial ownership interests in the assets of the Trust, subject to the obligations of the Trust (if any), for the purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by, or based upon gross or net income. Each initial Certificateholder and Certificate Owner, also agrees to elect to treat its pro rata portion of the Underlying Securities, the Call Options and the Swap Agreement as integrated into a single synthetic debt instrument in accordance with Treasury Regulation
Section 1.1275-6 (an "Integration Election"). The Trustee agrees to make an Integration Election as of the Closing Date with respect to the Underlying Securities and the Trust's position under the Swap Agreement. Further, the provisions of this Agreement shall be interpreted to further this intention of the parties.

            Section 2.13. Retained Interest.

            On the first Distribution Date after the Closing Date, the Trust shall pay to the Depositor the Retained Interest (which is retained by the Depositor and is not deposited in the Trust). On the first Distribution Date after the Grant to the Trust of any Additional Underlying Securities, the Trust shall pay to the Depositor the Retained Interest on such Additional Underlying Securities (which shall be retained by the Depositor and not deposited in the Trust).

            Section 2.14. Additional Underlying Securities and Certificates.

            The Depositor may transfer and sell to the Trust after the Closing Date, securities of the issue described in Exhibit A, to be held as additional Underlying Securities in connection with the issuance of additional Certificates under this Section 2.14, upon at least three (3) Business Days' written notice to the Trustee, and subject to (a) satisfaction of the Rating Agency Condition,
(b) the prior consent of the Swap Counterparty and (c) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities and the issuance of additional Certificates as provided in this Section 2.14 would not adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes. Such transfer, sale and issuance shall be evidenced by a cross-receipt between the Depositor and the Trustee. Upon such transfer and sale to the Trust, (a) the Trustee shall authenticate and deliver to the Depositor, or its order, Certificates in the same relative proportions as the Certificates issued on the Closing Date, and with an aggregate initial Certificate Principal Balance equal to the aggregate principal amount of such additional Underlying Securities, provided that the aggregate Certificate Principal Balance of additional Certificates shall be greater than or equal to $15,000,000, (b) UBS Securities LLC, as the initial purchaser from the Depositor, and then sole holder, of the Certificates shall grant a Call Option in respect of each Certificate to the Depositor, and the Option Agent shall execute and deliver to the Depositor, and the Trustee shall acknowledge, such Call Options on such additional Certificates, and (c) the Depositor shall either use reasonable commercial endeavors (directly or through UBS Securities LLC), immediately after the grant of such Call Options, to sell such Call Options to the same entity that then holds the Call Options on the existing Certificates or ensure that the issuance of the additional Certificates and the related Call Options shall not affect the right of the holder of the existing Call Options to exercise its Call Options at any time. Each condition to be satisfied with respect to a sale of Underlying Securities on the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities on the date of sale thereof, each representation and warranty set forth in this Agreement to be made on the Closing Date shall be deemed made (with respect to such additional Underlying Securities, if applicable) on such date of sale, and from and after such date of sale, all additional Underlying Securities held by the Trustee shall be held on the same terms and conditions as the Underlying Securities Granted on the Closing Date. Any such additional Certificates authenticated and delivered shall have the same terms and rank pari passu with the Certificates previously issued in accordance with this Agreement, and any such additional Call Options shall have the same terms as the Call Options previously granted in accordance with the Call Option Agreement.

            Section 2.15. Call Options, Exercise of Call Options and Exchange of Certificates for Underlying Securities.

            (a) Concurrently with the execution of this Agreement, U.S. Bank Trust National Association, as Option Agent, shall execute the Call Option Agreement and the Call Options, dated as of the date hereof, evidencing all of the Call Options.

            (b) Pursuant to the Call Option Agreement, the Option Agent must notify the Trustee immediately upon its receipt of a Call Notice. If the number of Certificates specified in such Call Notice is less than the outstanding number of Certificates the Trustee shall select the Certificates to be purchased under the Call Options as follows: the Certificates selected by the Trustee shall be a pro rata portion of the Certificates held by each Certificateholder, provided that purchases of a fraction of a single Certificate shall not be made and the Trustee shall round up or down the number of Certificates to be purchased from each Certificateholder to avoid such fractional purchases.

            (c) Upon a Call Date with respect to the exercise of the Call Options and upon notification to the Trustee by the Option Agent of the receipt of the Call Price by the Option Agent and the satisfaction of the conditions specified in the Call Option Agreement, (i) the Certificates acquired pursuant to the exercise of the Call Options (the "Called Certificates") shall be transferred to the Option Holder, and (ii) if the Call Options are exercised in connection with a tender offer, the Trustee will distribute, out of the tender offer proceeds, the Call Price to the Certificateholders of Called Certificates and the Option Agent will pay to the Option Holder the amount that the tender proceeds exceeds the Call Price, if any. The parties acknowledge that, pursuant to the Call Option Agreement, the Call Notice shall automatically expire (i) if the Call Options are being exercised other than in connection with a tender offer, and the Option Holder has not paid the Call Price to the Option Agent by 10:00 a.m. (New York City time) on the Call Date, or (ii) in the case of a tender offer, if the Trustee has not received payment of the Call Price from the Underlying Securities Issuer or other purchaser by 10:00 a.m. (New York City time) on the later of (A) the date specified for settlement in the Call Notice, or (B) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expired unconsummated, and that, in such event, none of the Option Holder, the Option Agent or the Trustee shall have any obligation with respect to the Call Notice, and the expiration of a Call Notice shall in no way affect the Option Holder's right to deliver a Call Notice at a later date.

            (d) Unless the Call Options are exercised in connection with a tender offer, following payment of the Call Price, the Option Agent shall remit the Call Price to the Trustee, and subject to the following sentence, the Trustee shall distribute the Call Price to Certificateholders of Called Certificates. However, Certificateholders holding Called Certificates in definitive physical form (other than DTC) shall not be entitled to be paid the Call Price for such Called Certificates until such Called Certificates have been presented and surrendered to the Trustee. If any Certificateholder shall not surrender its Call Certificates that are in definitive physical form for cancellation within six months after the Call Date, the Trustee shall give a second written notice to such remaining Certificateholders to surrender their Called Certificates that are in definitive physical form for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any of the Called Certificates that are in definitive physical form shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the applicable Certificateholders concerning surrender of their Called Certificates that are in definitive physical form, and the cost thereof shall be paid out of the Call Price in respect of such Called Certificates.

            (e) Each Certificateholder, by its acceptance of such Certificate,
(i) irrevocably appoints and authorizes the Option Agent to carry out as attorney-in-fact of such Certificateholder the actions provided by this Agreement or the Call Option Agreement to be carried out by such Certificateholder or by the Option Agent as such attorney-in-fact, (ii) agrees to assume and be bound by the terms and provisions of the related Call Option and covenants and agrees to perform its obligations under such Call Option, and
(iii) consents to the provisions of the Call Option Agreement.

            (f) Upon any transfer of a Certificate, the transferee shall assume and be bound by the terms of the related Call Option and the Call Option Agreement (without the requirement of any further action on the part of such transferee), and the transferor shall be released from its obligations under the related Call Option and such agreement, and the transferor's appointment of U.S. Bank Trust National Association as its Option Agent with respect thereto shall thereupon terminate (in each case without the requirement of any further action on the part of such transferor).

            (g) This Section 2.15 shall not provide the Option Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in Section 2.15(c) shall entitle the Option Holder, as applicable, to a distribution of the proceeds from the liquidation of the Underlying Securities.

            (h) The rights of the Certificateholders under this Agreement and the Certificates are subject to the terms, provisions and conditions of this Agreement, the Call Option Agreement and the Call Options.

            (i) (i) If the Trustee receives any announcement or proposal of an amendment to the Underlying Securities Trust Agreement or the Underlying Securities or a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of some or all of the Underlying Securities, the Trustee shall within two Business Days notify the Option Agent and send to the Option Agent copies of all materials received by the Trustee in connection therewith. If in connection with a tender offer for the Underlying Securities the Trustee receives a Call Notice from the Option Holder, no later than seven Business Days prior to the expiration of the tender offer acceptance period, that the Option Holder desires to exercise Call Options in connection with the consummation of any such tender offer, then the Trustee shall tender, in compliance with the tender offer requirements, a principal amount of Underlying Securities equal to the amount of Certificates subject to such Call Options; provided, that the Trustee shall not so tender unless the tender offer price shall equal or exceed the applicable Call Price.

                  (ii) The Call Date for any exercise of Call Options in connection with a tender offer shall be deemed to be the Business Day on which such Underlying Securities are accepted for payment and paid for, if such payment occurs on or before 1:00 p.m., and the following Business Day if such payment occurs after 1:00 p.m.

                  (iii) On the Call Date, the Call Price shall be deducted from the tender offer proceeds and paid to Certificateholders by the Trustee on behalf of the Option Agent, and the excess of the tender offer proceeds over the Call Price shall be paid to the Option Holder.

                  (iv) If fewer than all tendered Underlying Securities are accepted for payment and paid for, (A) the Call Options deemed exercised shall be reduced so that the Certificate Principal Balance of the Called Certificates corresponds to the principal amount of Underlying Securities accepted for payment and paid for; and (B) the Call Options not exercised shall remain outstanding.

                  (v) If (A) the tender offer is terminated by the Underlying Securities Issuer or any other tender offeror without consummation thereof, (B) all tenders by the Trust of Underlying Securities are otherwise rejected or (C) the Trustee shall not have received payment of the tender price from the Underlying Securities Issuer or other purchaser of the Underlying Securities in immediately available funds by 10:00 a.m. on the later of (x) the date specified for settlement in the Call Notice, or (y) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expires unconsummated, then (1) the Call Notice will be of no further force and effect, and (2) the Call Options will be deemed not exercised and will remain outstanding.

                  (vi) The parties acknowledge that under the Call Option Agreement, if Underlying Securities are redeemed in part by the Underlying Securities Issuer and the Option Holder does not exercise Call Options with respect to all the Underlying Securities redeemed in such partial redemption, the number of Call Options held by the Option Holder shall be reduced proportionately so that the aggregate amount of Certificates callable by the exercise of Call Options shall equal the amount of outstanding Certificates after giving effect to such partial redemption.

            Section 2.16. The Swap Agreement and Swap Payments.

            (a) Concurrently with the execution of this Agreement, the Depositor shall execute the Assignment Agreement pursuant to which the Depositor shall assign its rights and obligations (excluding the one-time payment paid by the Depositor to the Swap Counterparty under the Confirmation) under the Confirmation to the Trust.

            (b) Once the Confirmation has been assigned to the Trust, pursuant to the Swap Agreement, the Trust shall pay to the Swap Counterparty for so long as the Swap Agreement shall not have been terminated, all interest payments (including any accrued and unpaid interest and any interest on such accrued and unpaid interest) paid to the Trust in respect of the Underlying Securities on the date such amounts are received by the Trust, excluding the Retained Interest.

            (c) Once the Confirmation has been assigned to the Trust, pursuant to the Swap Agreement, the Swap Counterparty shall pay to the Trust (i) for so long as the Swap Agreement shall not have been terminated, on each Distribution Date (other than a Distribution Date occurring during the continuance of an Extension Period with respect to the Underlying Securities) and on the Final Distribution Date, an amount equal to the Interest Distribution Amount for the immediately preceding Interest Accrual Period, (ii) on any Distribution Date accruing immediately following the end of any Extension Period, an amount equal to the Deferred Interest and (iii) upon the termination of SEC reporting by the Swap Counterparty and its failure to find a replacement counterparty, an amount equal to (x) the accrued and unpaid interest on and the Certificate Principal Balance of the Certificates less (y) the proceeds, resulting from the Trustee's liquidation of the Underlying Securities, if it is a positive number.

            (d) Once the Confirmation has been assigned to the Trust, pursuant to the Swap Agreement, if a Swap Agreement Termination Event occurs in which the Swap Counterparty is the "defaulting party" or the only "affected party" under the Swap Agreement, the Trustee agrees to designate as an Early Termination Date the earliest date following the Trustee's receipt of actual knowledge thereof on which the Swap Agreement can practicably be terminated.

            Section 2.17. Mergers.

            The Trust shall not dissolve, liquidate, merge or consolidate with any other trust, corporation, company or entity or sell any of its assets, except as expressly provided herein, or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity.

            Section 2.18. Grant of Security Interest.

            (a) It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the

Underlying Securities by the Depositor and not a pledge of the Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor.

            (b) In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then (i) it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (ii)(A) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC; (B) the conveyance provided for in Section 2.1(a) shall be deemed to be a Grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms hereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property including all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property; (C) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Agreement including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Underlying Securities and the Trust; and (D) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property shall be deemed notifications to, acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            In such event, the Depositor will be deemed to have hereby Granted to the Trustee a security interest in the Underlying Securities and all other property described in (ii)(B) of the preceding paragraph, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (ii)(C) of the preceding paragraph.

            (c) [Reserved].

            (d) In connection with any such deemed grant of a security interest in the Underlying Securities (including additional Underlying Securities transferred to the Trustee pursuant to Section 2.14),

                  (i) the Depositor hereby represents and warrants as follows:

                        (A) In the event the Underlying Securities are held to
            be property of the Depositor, then this Agreement creates a valid and continuing security interest (as defined in the UCC) in the Underlying Securities in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor. Under the UCC as in effect on the date of this Agreement, if this Agreement were deemed to create a security interest, the procedures specified in this Agreement would be sufficient to maintain a first priority lien on the Underlying Securities for so long as the Underlying Securities remain outstanding;

                        (B) Immediately prior to the transfer of the Underlying
            Securities to the Trust, Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person;

                        (C) Depositor has not assigned, pledged, sold, granted a
            security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). Depositor has not authorized the filing of and is not aware of any financing statements against Depositor that includes a description of the Underlying Securities. Depositor is not aware of any judgment or tax lien filings against Depositor;

                        (D) Depositor has not consented to the compliance by the
            Securities Intermediary with entitlement orders of any Person other than the Trustee, as trustee of the Trust; and

                  (ii) the Trustee hereby represents and warrants as follows:

                        (A) It has taken all steps necessary to cause the
            Securities Intermediary for the Securities Account to identify on its records that the Trustee, as the trustee for the Trust, is the Person having a security entitlement against the Securities Intermediary in the Securities Account;

                        (B) The Underlying Securities have been credited to a
            trust account (the "Securities Account") of the Trustee, or its authorized agent, in accordance with Section 6.1. The Trustee, as Securities Intermediary for the Securities Account, has agreed to treat the Underlying Securities as "financial assets" within the meaning of the UCC; and

                        (C) The Securities Account is not in the name of any
            Person other than the Trustee.

                                  ARTICLE III

                                THE CERTIFICATES

            Section 3.1. The Certificates.

            (a) The Certificates shall be issued in one Class and shall have the terms set forth in this Agreement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Agreement, with such changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence the entire undivided beneficial ownership of the assets of the Trust, subject to the liabilities of the Trust (if any), and amounts distributable in respect of the

Certificates shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities, after satisfaction of such liabilities (if any).

            (b) Each of the Certificates shall be issued in denominations of $25.00 and integral multiples of $25.00 in excess thereof. Purchases and redemptions of a fraction of a single Certificate shall not be permitted.

            The Certificates shall have an initial aggregate Certificate Principal Balance of $150,000,000. Each of the Certificateholders shall be entitled to a distribution of principal (and any premium) on the Final Distribution Date (or any Underlying Securities Payment Date on which principal or premium is paid), to the extent of principal payments made on the Underlying Securities (including any premium) on such date.

            (c) The holders of the Certificates shall be entitled to receive on each Distribution Date an amount equal to the related Interest Distribution Amount; provided, however, that during the continuance of an Extension Period with respect to the Underlying Securities, interest will continue to accrue on the Certificate Principal Balance (and on any interest that is due), but such interest will not be distributed to the Certificateholders until the Extension Period ends.

            Section 3.2. Form of the Certificates.

            (a) The Certificates shall initially be issued in one or more global certificates in fully registered form, in the name of Cede & Co., nominee of DTC, substantially in the form set forth in Exhibit C. The Trustee, upon receipt of a Depositor Order to that effect, shall cause such Certificates to be executed and authenticated as provided in Section 3.3 concurrently with the sale of the Underlying Securities to the Trust upon written order of the Depositor. Each Certificate may have such letters, numbers or other marks of identification as the Depositor and the Trustee may determine. All Certificates shall be identical in all respects except for the denominations thereof and, if applicable, the name of the registered Certificateholder and the number of the Certificate. All Certificates issued under this Agreement shall be in all respects equally and ratably entitled to the benefits of this Agreement, without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

            (b) The terms of the form of certificate set forth in Exhibit C to this Agreement shall form part of this Agreement.

            Section 3.3. Execution, Authentication and Delivery.

            The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee, pursuant to a Depositor Order, and authenticated by a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to execute or authenticate Certificates on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit C, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 3.4. Registration of Certificates; Registration of Transfer and Exchange of Certificates.

            (a) The registrar appointed by the Depositor (the "Certificate Registrar") shall keep or cause to be kept, at the office or agency of the Trust maintained pursuant to Section 2.4, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein; provided, however, that no Certificate may be subdivided upon transfer or exchange such that the denomination of any resulting Certificate is other than the authorized denominations specified in Section 3.1(b). The initial Certificate Registrar shall be the Trustee. Upon any resignation of a Certificate Registrar, the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

            (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office maintained pursuant to Section 2.4, the Trustee shall execute on behalf of the Trust, and shall authenticate and deliver in the name of the designated transferee or transferees, as provided in Section 3.3, one or more new Certificates, in authorized denominations and of a like aggregate Certificate Principal Balance, dated the date of authentication by the Trustee.

            (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates in authorized denominations and of a like aggregate Certificate Principal Balance, upon surrender of the Certificates to be exchanged at the office or agency of the Trust maintained pursuant to Section
2.4. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and shall authenticate and deliver in the name of the Certificateholder, one or more new Certificates dated the date of authentication by the Trustee. Such Certificates shall be delivered to the Certificateholder making the exchange.

            (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form reasonably satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or its attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee or the Certificate Registrar in accordance with its customary practice.

            (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (f) The provisions of Sections 7.1, 7.3, 7.8 and 7.10 shall apply to the Trustee in its role as Certificate Registrar, for so long as the Trustee shall act as Certificate Registrar.

            Section 3.5. Mutilated, Destroyed, Lost or Stolen Certificates.

            (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Trustee and the Depositor such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a Protected Purchaser, the Trustee shall execute on behalf of the Trust, and shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate and a like aggregate Certificate Principal Balance; provided, however, that if any such mutilated, destroyed, lost or stolen Certificate shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Trustee may pay such mutilated, destroyed, lost or stolen Certificate when so due or payable.

            (b) If, after the delivery of a replacement Certificate or payment in respect of a mutilated, destroyed, lost or stolen Certificate pursuant to
Section 3.5(a), a Protected Purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trustee shall be entitled to recover such replacement Certificate or payment from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee in connection therewith.

            (c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.

            (d) Any Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall represent ownership of a beneficial interest in the Trust Assets, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

            (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

            Section 3.6. Persons Deemed Certificateholders.

            Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar, the Depositor and their respective employees, officers, agents and Affiliates may treat the Person in whose name the Certificate is registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Articles

VI and VIII and for all other purposes whatsoever, and none of the Trustee, the Certificate Registrar, the Depositor and their respective employees, officers, agents and Affiliates shall be affected by any notice to the contrary.

            Section 3.7. Access to List of Certificateholders' Names and Addresses.

            (a) The Depositor shall furnish or cause to be furnished to the Trustee on the Record Date before each Distribution Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor, of the names and addresses of the Certificateholders as of such Record Date; provided, however, that so long as the Trustee is the Certificate Registrar, the Depositor shall not be required to furnish such list to the Trustee. If the Trustee is the Certificate Registrar, upon written request by the Depositor, the Trustee shall furnish or cause to be furnished to the Depositor, within fifteen (15) days after receipt of such request, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

            (b) For purposes of determining the identity of Certificateholders entitled to vote or in connection with any notice or other communication to be provided to Certificateholders pursuant to this Agreement with respect to any consent or other action to be taken by Certificateholders, the Trustee shall establish a record date for such consent or other action and give each Certificateholder notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action and the date of the most recent list of Certificateholders, if any, furnished to the Trustee pursuant to Section 3.7(a).

            Section 3.8. Preservation of Information; Communications to Certificateholders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Certificateholders contained in the most recent list furnished to the Trustee as provided in
Section 3.7(a), if any, and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar. The Trustee may destroy any list furnished to or prepared by it as provided in such Section 3.7(a) upon receipt or preparation of a new list.

            (b) Certificateholders shall have the right to communicate pursuant to Section 312(b) of the TIA with other Certificateholders with respect to their rights under this Agreement or the Certificates, and the Trustee shall take such action, from time to time, as may be required by the provisions of Section 312(b) of the TIA.

            (c) The Depositor, the Trustee and the Certificate Registrar shall have the protection provided by Section 312(c) of the TIA.

            Section 3.9. Legend on Global Certificates.

            Each global Certificate for a Certificate shall bear the following legend:

                  THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"), CEDE & CO. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF DTC'S NOMINEE, CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            Section 3.10. Definitive Certificates.

            If (a) DTC or the Depositor advises the Trustee that DTC is no longer willing or able to continue as depositary, and the Depositor does not appoint a qualified successor within 90 days; or (b) an Available Information Event occurs, then, in any such case, the Trustee shall notify DTC of the occurrence of any such event and of its intent to make definitive certificates available, and shall request the surrender by DTC to the Trustee of the global certificate or certificates evidencing the Certificates and shall notify all DTC participants with interest in the Certificates of the availability of definitive certificates through DTC. Upon such surrender, accompanied by registration instructions from DTC, the Trustee shall execute and authenticate the definitive certificates in accordance with the instructions of DTC. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive certificates, the Trustee shall recognize the registered holders of the definitive certificates as Certificateholders and shall notify the Underlying Securities Issuer that the Underlying Securities are held pursuant to this Trust Agreement and that the Certificateholders constitute record holders of the Underlying Securities.

            Section 3.11. Definitive Certificates After Available Information Event.

            If an Available Information Event occurs, then not later than 30 days after notice to the Trustee by the Depositor of such event, the Trustee shall cause the removal of the Certificates from the DTC book-entry system as set forth in Section 3.10 of this Agreement and shall notify the Underlying Securities Guarantor that the Certificateholders constitute record holders of the Underlying Securities for purposes of the Exchange Act.

            Section 3.12. Actions by Certificateholders.

            Subject to Section 6.3(c), no Certificateholder or Certificate Owner may institute any Proceeding against the Underlying Securities Issuer with respect to the Underlying Securities unless:

            (a) such Certificateholder or Certificate Owner previously has given to the Trustee written notice of a continuing breach of the Underlying Securities;

            (b) Certificateholders or Certificate Owners evidencing not less than 25% of the Outstanding Certificates have requested in writing that the Trustee institute the proceeding in its own name as Trustee;

            (c) the Trustee has for 15 days not instituted the Proceeding; and

            (d) no direction inconsistent with the written request has been given to the Trustee during the 15-day period by Certificateholders evidencing more than a majority of the Outstanding Certificates.

The Trustee will not be required to take any action however, unless the Trustee has been offered reasonable indemnity for its costs, expenses and liabilities by such Certificateholders or Certificate Owners.

            Section 3.13. Additional Legends.

            Each Certificate, whether issued in global form or definitive physical form shall bear a legend substantially in accordance with the following:

                  BY ACQUIRING OR ACCEPTING ANY INTEREST IN THIS CERTIFICATE, YOU ACKNOWLEDGE THAT THIS CERTIFICATE IS SUBJECT TO A PURCHASE OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS SECURITIES LLC UNDER

                  THE CALL OPTION AGREEMENT, DATED AS OF MAY 20, 2004 (THE "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS SECURITIES LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE CERTIFICATES, AND U.S. BANK TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, ACTING AS OPTION AGENT FOR THE CERTIFICATEHOLDERS WITH RESPECT TO THE OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE OPTION MAY BE TRANSFERRED FROM TIME TO TIME. UPON THE EXERCISE OF THE OPTION IN THE MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, THIS CERTIFICATE WILL BE TRANSFERRED TO[, AND REGISTERED IN THE NAME OF,] THE RELEVANT OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU, EXCEPT THAT IF THE CERTIFICATES ARE HELD IN DEFINITIVE FORM AT SUCH TIME YOU WILL NOT RECEIVE SUCH CALL PRICE UNLESS AND UNTIL YOU SURRENDER THIS CERTIFICATE.

                                   ARTICLE IV

                             EXCHANGE ACT REPORTING

            Section 4.1. Exchange Act Reporting.

            The Depositor shall:

            (a) on behalf of the Trust, prepare and file or cause the Trustee (in accordance with instructions from the Depositor as to form and substance) to prepare and file with the Commission in accordance with rules and regulations prescribed by the Commission, following the execution thereof by the Depositor, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, that the Depositor on behalf of the Trust may be required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act with respect to the Trust;

            (b) on behalf of the Trust, prepare and file or cause the Trustee (in accordance with instructions from the Depositor as to form and substance) to prepare and file with the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports, including such certificates of independent public accountants, if any, contemplated by the Securities Act, the Exchange Act or the rules or interpretations of the Commission thereunder, with respect to compliance by the Trust with the conditions and covenants of this Trust Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations.

            (c) supply to the Trustee (and the Trustee shall transmit by mail to all Certificateholders described in TIA Section 313(c) and to the Swap Counterparty, in the manner and to the extent provided therein) such summaries of any information, documents and reports required to be filed by the Trustee pursuant to clauses (a) and (b) of this Section 4.1, if any, as may be required by rules and regulations prescribed from time to time by the Commission; and

            (d) after an Available Information Event, on behalf of the Trust, prepare, execute and file or cause the Trustee to prepare, execute and file with the Commission following the execution thereof by the Depositor, reports of the kind referred to in clause (a) of this Section 4.1 with respect to the Underlying Securities Guarantor, to the extent such reports are then available to the Depositor, for as long as the Depositor on behalf of the Trust is required to file such reports under the Exchange Act. Such reports shall include quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to the Underlying Securities Guarantor. A copy of each such report shall be provided to the Trustee at least ten (10) Business Days prior to the date required for filing.

            (e) The Depositor shall deliver to the Trustee, on or before February 15th of each year, an Officer's Certificate signed by an Executive Officer of the Depositor stating that:

                  (i) a review of the activities of the Depositor during such fiscal year and of the performance under this Agreement has been made under such Executive Officer's supervision; and

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

                  (ii) to the best of such Executive Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

                                   ARTICLE V

                               ACTIONS BY TRUSTEE

            Section 5.1. Prior Notice to Certificateholders, the Option Agent and the Swap Counterparty with Respect to Certain Matters.

            (a) Subject to Section 7.16 hereunder, the Trustee shall not take action with respect to the following matters, unless (i) the Trustee shall have notified the Certificateholders, the Option Agent and the Swap Counterparty in writing of the proposed action at least 30 days before the taking of such action, (ii) no Certificateholders shall have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction, and, if any such Certificateholders have so withheld consent or provided alternative direction, a majority of the Voting Rights of all the Certificates, as specified in Section 5.3, shall have notified the Trustee in writing prior to such 30th day that they have consented to such action, and (iii) the Rating Agency Condition is satisfied:

                        (A) the initiation of any claim or lawsuit by the Trust (other than a commencement of a Proceeding under Section 7.16) or the compromise of any action, claim or lawsuit brought by or against the Trust; or

                        (B) any amendment to this Agreement under Section 9.3.

            (b) The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Trustee by each such Certificateholder of a certificate certifying that each such Certificateholder reasonably believes that the Trust is insolvent.

            Section 5.2. Action by Trustee with Respect to Certain Matters.

            Subject to Section 7.15 and, in the case of an Underlying Securities Event of Default that has occurred and is continuing, Section 7.16, the Trustee shall not agree to any amendment, modification or supplement to the Underlying Securities.

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

            Section 5.3. Majority Control.

            Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement may be taken, given or withheld by Certificateholders evidencing a majority of the Voting Rights of all the Certificates.

                                   ARTICLE VI

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

            Section 6.1. Establishment of Collection Account and Securities Account.

            (a) The Trustee shall establish and maintain in the Trust's name Eligible Trust Accounts known as the Collection Account and the Securities Account, bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, subject to the obligations of the Trust, if any. The Trustee, directly or through its agents, shall make reasonable efforts to collect all scheduled payments under the Trust Assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it holds for its own account, provided that these procedures shall be consistent with this Agreement and any related instrument governing the Underlying Securities and any other Trust Asset.

            (b) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and the Securities Account and in all proceeds thereof. The Collection Account and the Securities Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders, subject to the obligations of the Trust, if any. If at any time the Collection Account or the Securities Account ceases to be an Eligible Trust Account, the Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account or Securities Account, as applicable, as an Eligible Trust Account and shall transfer any funds in the existing Collection Account or Securities Account, as applicable, to such new Collection Account or new Securities Account, as applicable.

            (c) The Collection Account shall be a non-interest bearing account. Pending application pursuant to Sections 6.2 hereof, moneys held in the Collection Account shall be held uninvested.

            (d) The Securities Intermediary hereby agrees that any Trust Asset credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            (e) If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Trust Asset on deposit in the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all

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

instructions (including without limitation all notifications and entitlement orders) with respect to the Securities Account solely from the Trustee.

            (f) The Securities Intermediary hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to the Securities Account;

                  (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

                  (iii) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this
      Section 6.1.

            Section 6.2. Application of Trust Funds.

            (a) The Trustee shall credit to the Collection Account all moneys or property received by the Trust that constitute payments on, or proceeds from redemption or sale (including issuer and third party tender offers and other repurchases) of, the Underlying Securities. Any non-cash property received will be liquidated by the Trustee in the manner determined by the Trustee and using commercially reasonable efforts only to the extent necessary to avoid distribution of fractional securities or other fractional property to Certificateholders, and the proceeds thereof will be credited to the Collection Account.

            (b) Except as otherwise specified in subsections (c) and (d) below, the Trustee shall, subject to its right pursuant to Sections 7.16(a) and (b) to payment of its reasonable expenses related to any proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due, distribute the Available Funds as follows:

                  (i) On each Distribution Date, the Trustee will pay from Available Interest Funds to the Certificateholders, interest accrued and unpaid, pro rata in proportion to their entitlements thereto; provided, however, that if the Trustee has not received any amounts of Available Interest Funds on or prior to the related Distribution Date, such amounts shall be applied in accordance with this Section 6.2(b) promptly upon receipt of such amounts.

                  (ii) The Trustee will pay Available Principal Funds to the Certificateholders, pro rata by Certificate Principal Balance, from Available Principal Funds, an amount not to exceed the then outstanding Certificate Principal Balance.

                  (iii) Any Available Funds remaining in the Collection Account after the payments set forth in clauses 6.2(b)(i) and 6.2(b)(ii) above shall be paid to the Certificateholders, pro rata by Certificate Principal Balance.

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

Any portion of the Available Funds (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, repurchase or liquidation of or an unscheduled payment on the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Agreement, shall be remitted by the Trustee to the Certificateholders.

            (c) Notwithstanding the foregoing, if the Underlying Securities are redeemed, repurchased, repaid or liquidated prior to the Final Distribution Date as a result of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default, a SEC Reporting Failure, a Trust Swap Payment Default, a Trust Regulatory Event or the termination of SEC reporting by the Swap Counterparty and its failure to find a replacement counterparty pursuant to the Swap Agreement, then a corresponding portion of the Certificates will be redeemed. On the third Business Day after the Trustee receives the proceeds of any such redemption, repurchase, repayment or liquidations, the Trustee shall, subject to its right pursuant to Sections 7.16(a) and (b) to payment of its reasonable expenses related to any proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due, make distributions to the Certificateholders, pro rata by Certificate Principal Balance.

            (d) If the Underlying Securities Issuer (or any third party tender offeror) redeems, tenders for or makes other repurchases of some or all of the Underlying Securities, and the Option Holder does not elect to exercise its Call Options, then a corresponding portion of the Certificates will be redeemed, as set forth below. On the third Business Day after the Trustee receives the proceeds of any full or partial redemption, tender for or repurchase of the Underlying Securities, the Trustee shall, subject to its right pursuant to Sections 7.16(a) and (b) to payment of its reasonable expenses related to any proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due, make distributions to the Certificateholders, pro rata by Certificate Principal Balance.

            (e) It is understood that payments in the nature of unscheduled payment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Collection Account for distribution to the Certificateholders as additional interest, and shall not be retained by the Trustee for its own account.

            Section 6.3. Certain Provisions Applicable to all Distributions to Certificateholders.

            (a) If any withholding tax is imposed on any distribution (or allocations of income) by the Trust to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally required to be withheld by the Trust (but such authorization shall not prevent the Trustee if indemnified to its satisfaction, from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If the Trustee determines that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder that is a non-U.S. Person), the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.3(a). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. The Trustee shall not be liable to any Person for withholding or failing to withhold any such withholding tax. In the event that withholding taxes should have been imposed on any distribution by the Trust to a Certificateholder but was not so withheld at the time of the payment, the Trustee is hereby also authorized and directed to obtain from amounts otherwise distributable currently and in the future to the respective Certificateholder to pay amounts that should have been withheld by the Trust and any penalties and interest due.

            (b) [Reserved].

            (c) Notwithstanding any other provisions in this Agreement, the right of any Certificateholder to receive a distribution of principal, interest, and premium, if any, allocable to a Certificate and to institute suit for the enforcement of any such distribution shall not be impaired without the consent of such Certificateholder.

            Section 6.4. Appointment of Paying Agent.

            The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates. Any such Paying Agent shall be authorized to make distributions to Certificateholders from the Collection Account pursuant to the provisions of this Agreement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Collection Account for the purpose of making such distributions. The Trustee in its sole discretion may revoke such power and remove the Paying Agent. The initial Paying Agent(s) shall be the Trustee and any co-paying agent chosen by the Depositor and reasonably acceptable to the Trustee, including, if and so long as the Certificates are listed on any securities exchange and such exchange so requires, a co-paying agent in any city required by the rules of such exchange. Any Paying Agent shall be permitted to resign as a Paying Agent upon 30 days' notice to the Trustee. If the Trustee shall resign as a Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each Paying Agent and each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent or successor or additional Paying Agent shall agree with the Trustee that (a) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders or returned to the Trustee, and (b) it will give the Trustee notice of any default by the Underlying Securities Issuer (if such default is known to such Paying Agent). The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3, 7.8 and
7.10 shall apply to the Trustee also in its roles as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 6.4 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

            Section 6.5. Method of Payment.

            Distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

            Section 6.6. Reports to Certificateholders.

            On the Business Day next following each Distribution Date, the Trustee shall forward or cause to be forwarded to the Depositor, the Swap Counterparty, each Certificateholder, the Option Agent and the New York Stock Exchange (or, if the Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Certificates are then listed or quoted), a statement setting forth:

            (a) the amount of the distribution on such Distribution Date to the Certificateholders allocable to principal of and premium, if any, and interest on the Certificates, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

            (b) the aggregate stated principal amount of the Underlying Securities, the current rating assigned by each Rating Agency thereto and the current interest rate thereon at the close of business on such Distribution Date; and

            (c) the aggregate Certificate Principal Balance of the Certificates at the close of business on such Distribution Date.

            In the case of information furnished pursuant to subclause (a) above, the amounts shall be expressed as an aggregate dollar amount for all the Certificates or as a dollar amount per minimum authorized denomination of the Certificates. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Certificateholder a statement containing the information set forth in subclauses (a) and (b) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. In the case of the rating furnished pursuant to subclause (b) above, the Trustee may rely on an information agent such as Bloomberg L.P.

            Section 6.7. Accounting and Information to Certificateholders, Internal Revenue Service and Others.

            (a) The Trustee shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting,
(ii) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information reasonably available to the Trustee as may be required to enable each

Certificateholder to prepare its federal income tax returns, (iii) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding tax as described in and in accordance with subsection 6.3(a) with respect to income or distributions to Certificateholders. The Trustee shall be authorized to retain an agent for the purpose of performing its obligations under the preceding clauses (i), (ii) and (iii), but no expense of any such agent shall be an expense of the Trust, notwithstanding that such expenses shall not have been paid by the Depositor pursuant to its separate fee agreement with the Trustee.

            (b) The Depositor shall appoint a firm of independent certified public accountants to determine that the Trust Assets exist at the balance sheet date and that such Trust Assets reflects the correct value on that date and to review each of the distribution reports prepared by the Trustee pursuant to
Section 6.6 of this Agreement and to verify (i) that such reports and the calculations made therein were made accurately and in accordance with the terms of this Agreement and (ii) that the Depositor and the Trustee have each fulfilled their obligations under this Agreement. The Depositor shall instruct the accountants (i) to promptly report to the Depositor any errors in such distribution reports discovered in verifying such calculations and (ii) to render to the Depositor an annual examination report, prepared in compliance with procedures to be agreed upon between the Depositor and such independent certified public accountants based on established or stated criteria as set forth in the professional standards of the American Institute of Certified Public Accountants, within 45 days (or such longer period as may be acceptable to the Depositor) following the end of each calendar year that specifies the calculations made in reviewing the distribution reports prepared by the Depositor for the previous calendar year and such accountants' associated findings.

            Section 6.8. Signature on Returns.

            Subject to applicable law, the Trustee shall sign on behalf of the Trust any and all tax returns of the Trust.

            Section 6.9. No Implied Duties of the Depositor.

            No implied covenants or obligations shall be read into this Agreement against the Depositor. The Depositor shall not be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Underlying Securities or other Trust Assets or the Certificates that is not incidental to its responsibilities under this Agreement or that in its opinion may involve it in any expense or liability unless indemnification satisfactory to it is provided.

                                  ARTICLE VII

                                   THE TRUSTEE

            Section 7.1. Duties of Trustee; Notice of Defaults.

            (a) The Trustee shall not be liable except for the performance by the Trustee of such duties, and only such duties, as are specifically set forth in this Agreement, including the administration of the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement against the Trustee.

            (b) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

            (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that:

                  (i) this Section 7.1(c) shall not limit the effect of Section 7.1(a) or (b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it is proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.1, 5.3 or 7.5; and

                  (iv) the Trustee shall not be liable for any loss or diminution in value of Underlying Securities sold by it under this Agreement in good faith in accordance with its terms.

            (d) Moneys received by the Trustee hereunder shall be deposited in the Collection Account, and the Trustee shall not be liable to pay any interest thereon.

            (e) The Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3, (ii) would, to the actual knowledge of a Responsible Officer of the Trustee, result in the Trust's being characterized as other than a grantor trust for federal income tax purposes, or (iii) the Trustee should reasonably be expected to know would adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes (in this connection, the Trustee shall be protected in assuming that the performance of its express duties hereunder, including any actions taken at the direction of the Depositor, is in accordance with this Agreement). The Depositor shall not direct the Trustee to take any action that would violate the provisions of this Section 7.1(e).

            (f) The Trustee (except as specifically provided herein) shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities and other Trust Assets. However, the Trustee (except as specifically provided herein) shall not be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Underlying Securities or other Trust Assets that is not incidental to its responsibilities under this Agreement or that in its opinion may involve it in any expense or liability unless indemnification satisfactory to it is provided.

            (g) Section 315(e) of the TIA is hereby excluded from operation in respect of this Agreement.

            (h) If the Underlying Securities Issuer announces its intention to tender for or otherwise make an unscheduled payment on or repurchase of the Underlying Securities, or if a third party announces its intention to tender for the Underlying Securities, the Trustee shall not accept such tender offer or unscheduled payment or repurchase offer, other than upon the unanimous vote of the Certificateholders.

            (i) The Trustee shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Option Agent and the Swap Counterparty in order to enable it to carry out or perform its duties under the Call Option Agreement and the Swap Agreement.

            Section 7.2. Rights of Trustee.

            The Trustee is authorized and directed to execute and deliver the documents referred to in Article II to which the Trust is to be a party, in such written form as the Depositor shall approve by Depositor Order. In addition to the foregoing, the Trustee is authorized and shall be obligated to take all actions required of the Trust pursuant to such documents.

            Section 7.3. Acceptance of Trusts and Duties.

            Except as otherwise provided in this Article VII, in accepting the Trust hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Assets for payment or satisfaction thereof. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets upon the terms of this Agreement. The Trustee (and any director, officer, employee or agent of the Trustee) shall not be liable or accountable under the Trust Agreement under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith (except that the foregoing shall not limit the effect of subsections 7.1(a) or (b), or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.7). In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

            (a) the Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Underlying Securities or other Trust Assets, or the perfection and priority of any security interest created by any Underlying Securities or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or their sufficiency to generate the payments to be distributed to Certificateholders under this Agreement, including the terms and conditions of any Underlying Securities or other Trust Assets; the validity of the assignment of any Underlying Securities or other Trust Assets to the Trust or of any intervening assignment; the completeness of any Underlying Securities or other Trust Assets; the performance or enforcement of any Underlying Securities or other Trust Assets; the compliance by the Depositor with any warranty or representation made under any agreement or document or the accuracy of any such warranty or representation or any action of the Depositor taken in the name of the Trustee;

            (b) under no circumstances shall the Trustee be liable for indebtedness or other payment or distribution obligations evidenced by or arising under this Agreement, including the Certificate Principal Balance of and distributions on the Certificates;

            (c) the Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement, the accuracy or completeness of any offering documents for the Certificates or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Underlying Securities, the Certificates (other than the certificate of authentication on the Certificates), the Call Options or any related documents, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Certificateholder, other than as expressly provided for in this Agreement;

            (d) the Trustee shall not be liable for the default or misconduct of the Depositor or any other party (other than itself, as provided in this Agreement) under this Agreement or otherwise;

            (e) except as described in Section 7.16 in connection with an Underlying Securities Event of Default, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to this Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its misconduct, bad faith or negligence in the performance of any such act;

            (f) the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement; and

            (g) the rights, protections, immunities and benefits given to the Trustee hereunder are extended to, and enforceable by, the Trustee in each of its capacities hereunder.

            Section 7.4. Preferential Collection of Claims Against Trustee.

            The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent required by that Section.

            Section 7.5. Action Upon Instruction by Certificateholders.

            (a) Subject to Sections 5.3 and 9.3 and in accordance with the terms of this Agreement, the Certificateholders may by written instruction direct the Trustee in the management of the Trust. Subject to Sections 7.3(e), 7.5(c) and 7.15, such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 5.3.

            (b) Notwithstanding the foregoing, the Trustee shall not be required to take any action under this Agreement if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms of this Agreement or is otherwise contrary to law, or if the Trustee shall not have received indemnity satisfactory to it as provided in Section 7.3(e). No provision of this Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under this Agreement, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

            (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders (with a copy to the Option Agent) requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any instruction received in accordance with Section 5.3, or otherwise in accordance with the instructions of the Depositor or the Certificateholders in accordance with this Agreement, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and as it shall deem to be in the best interests of the Certificateholders, and the Trustee shall have no liability to any Person for any such action or inaction.

            Section 7.6. Furnishing of Documents; Reports to Certificateholders and DTC.

            (a) The Trustee shall furnish to the Certificateholders and the Swap Counterparty, with a copy to the New York Stock Exchange (or, if the Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Certificates are then listed or quoted), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under this Agreement. In addition, if required by Section 313(a) of the TIA, within 60 days after December 31 of each year, the Trustee shall mail to (i) each Certificateholder as required by Section 313(c) of the TIA and (ii) the Depositor, a brief report dated as of such date that complies with Section 313(a) of the TIA. A copy of any report delivered pursuant to this Section 7.6(a) shall, at the time of its mailing to Certificateholders and the Depositor, be filed by the Trustee with the Commission and the New York Stock Exchange (or, if the Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Certificates are then listed or quoted).

            (b) The Trustee shall within 90 days of an event described in
Section 313(b) of the TIA mail to (i) each Certificateholder as required by
Section 313(c) of the TIA and (ii) the Depositor, a brief report dated as of such date that complies with Section 313(b) of the TIA. A copy of any report delivered pursuant to this Section 7.6(b) shall, at the time of its mailing to Certificateholders and the Depositor, be filed by the Trustee with the Commission and the New York Stock Exchange (or, if the Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Certificates are then listed or quoted).

            (c) Annual unaudited reports setting forth the amounts of payments on the Certificates, and whether such amounts are principal, premium or interest shall be prepared by the Trustee and sent to the Certificateholders.

            Section 7.7. Representations and Warranties of Trustee.

            The Trustee hereby represents and warrants, for the benefit of the Certificateholders, that:

            (a) it is a banking association duly incorporated, validly existing and in good standing under the laws of the United States of America;

            (b) it has full power, authority and legal right to execute, deliver, and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

            (c) the Trustee maintains its books and records with respect to its Securities Accounts in the State of New York;

            (d) the Trustee has not granted any lien on the Trust Assets nor are the Trust Assets subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Trust Assets (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Certificateholders, the books and records of the Trustee do not identify any Person as having an interest in the Trust Assets;

            (e) the Trustee makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Trust Assets or (ii) the collectability, insurability, effectiveness or suitability of any of the Trust Assets;

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

            (f) the execution, delivery and performance by it of this Agreement
(i) will not violate any provision of any law or regulation governing the powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets and
(ii) will not violate any provision of the corporate charter or by-laws of the Trustee;

            (g) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

            (h) the execution, delivery and performance by the Trustee of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

            The Trustee and the Securities Intermediary hereby represent and warrant that:

            (a) The Securities Account is a "securities account" within the meaning of Section 8-501 of the UCC and contains only property held by the Securities Intermediary as fiduciary. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

            (b) The Granted Underlying Securities have been (i) delivered to the Securities Intermediary pursuant to the Agreement; (ii) credited to the Securities Account; and (iii) registered in the name of the Securities Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Underlying Securities or other financial assets credited to the Securities Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; and

            (c) The Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

            Section 7.8. Reliance; Advice of Counsel.

            (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, facsimile transmission or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In the exercise or administration of the trusts hereby created and in the performance of its duties and obligations under this Agreement, the
Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to Responsible Officers of the Trustee to execute and deliver this Agreement, any Certificate or other documents related thereto on behalf of the Trustee) pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee in good faith and with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected in good faith and with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such accountants or other such persons and not contrary to this Agreement.

            Section 7.9. Trustee May Own Certificates.

            The Trustee in its individual or any other capacity shall be permitted to become the owner or pledgee of Certificates and may deal with the Depositor in the same manner as it would have if it were not the Trustee, subject to the limitations on the rights of the Trustee, if it is holding the Certificates in its individual capacity, in voting on any demand, authorization, direction, notice, consent or waiver hereunder, set forth in the definition of "Outstanding" in Section 1.1.

            Section 7.10. Compensation and Indemnity.

            U.S. Bank Trust National Association shall be entitled to receive from the Depositor, as compensation for acting as Trustee hereunder and acting as Option Agent under the Call Option Agreement, fees pursuant to a separate agreement between U.S. Bank Trust National Association and the Depositor, and shall be reimbursed by the Depositor for all reasonable expenses, disbursements and advances incurred or made as Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents, directors, officers and employees against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with any legal action relating to the administration of this Trust and the performance of its duties thereunder. The Trustee shall notify the Depositor promptly of any claim for which it or any such Person may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense that is incurred by the Trustee through the Trustee's own misconduct, negligence or bad faith in the performance of the Trustee's duties under this Agreement. The Depositor agrees that the provisions of this Section 7.10 shall apply to U.S. Bank Trust National Association acting in its individual capacity hereunder in the same manner as they apply to the Trustee. The indemnities contained in this Section 7.10 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

            Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Agreement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust (except to the extent that the Trustee is entitled to recover such amount pursuant to the provisions of Section 7.16(a)).

            Section 7.11. Replacement of Trustee.

            (a) The Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Depositor. The Depositor shall appoint a successor Trustee by delivering a written instrument, in duplicate, to the resigning Trustee and the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Depositor shall remove the Trustee if:

                  (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.14 and shall fail to resign after written request therefor by the Depositor;

                  (ii) the Trustee shall be adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer shall be appointed or take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

                  (iv) the Trustee shall fail to carry out its duties hereunder; or

                  (v) the Trustee shall otherwise be incapable of acting.

            (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee) and shall pay all fees and expenses owed to the outgoing Trustee.

            (c) Unless the Trust has been completely liquidated and the proceeds of the liquidation distributed to Certificateholders, any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.11 shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Depositor and all fees and expenses due to the outgoing Trustee are paid; provided that with respect to any of the events specified in Section 7.11(a), the payment of the fees and expenses due to the outgoing Trustee shall not be a condition for the removal of such Trustee and the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Section 7.11 must be eligible to act in such capacity in accordance with
Section 7.14 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The Depositor shall provide notice within five (5) Business Days of the resignation or removal of the Trustee to the Swap Counterparty, each Rating Agency and each Certificateholder.

            (d) The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and moneys held by it under this Agreement. The Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

            (e) Upon acceptance of appointment by a successor Trustee pursuant to this Section 7.11, the Depositor shall mail notice of the successor of such Trustee to the Swap Counterparty, all Certificateholders and each Rating Agency.

            Section 7.12. Merger or Consolidation of Trustee.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation is eligible pursuant to Section 7.14, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Trustee shall mail notice of such merger or consolidation to the Depositor, the Swap Counterparty, and each Rating Agency.

            Section 7.13. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Assets may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee, jointly with the Trustee, or as separate trustee or trustees, of all or any part of the Trust Assets, and to vest in such Person in such capacity such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 7.14 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 7.11.

            (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, power, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no separate trustee or co-trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Depositor and the Trustee acting jointly may at any time accept the resignation of, or may remove, any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

            (d) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 7.14. Eligibility Requirements for Trustee.

            (a) The Trustee shall at all times satisfy the requirements of
Section 310(a) of the TIA. The Trustee shall at all times be a bank that is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or the Underlying Securities Issuer and its respective Affiliates), which (i) is organized and doing business under the laws of any State or the United States; (ii) is authorized under such laws to exercise corporate trust powers; (iii) has a combined capital and surplus of at least $50,000,000; (iv) is subject to supervision or examination by federal or state authority; and (v) has (or has a parent which has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's and at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 7.14, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

            (b) The Trustee shall comply with Section 310(b) of the TIA; provided that if the exclusion requirements set forth in Section 310(b)(1) of the TIA are met, any other trust agreement under which other securities are outstanding that evidence beneficial ownership interests in obligations of any Underlying Securities Issuer shall be excluded from the operation of Section 310(b)(1) of the TIA.

            Section 7.15. Voting of the Underlying Securities Other than in the Case of an Underlying Securities Event of Default; Modification of the Swap Agreement.

            The Trustee shall not consent to any amendment, modification or supplement to the Underlying Securities except as permitted by this Agreement.

            (a) The Trustee shall exercise any voting or consent rights with respect to the Underlying Securities as set forth in Sections 7.15(b), (c) or
(d) below. The Trustee shall not, however, exercise such rights if the exercise thereof (or the action with respect to which such rights are so elicited) would adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes.

            (b) The Trustee may, subject to the provisions of Section 7.15(c) and, in the case of an Underlying Securities Event of Default, Section 7.16, vote and give consents and waivers in respect of the Underlying Securities as permitted by DTC. In the event that the Trustee receives a request from DTC or the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Trust Agreement or any other documents relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Option Holder, the Swap Counterparty and each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation, and, subject to Section 7.15(c), the Trustee will vote a principal amount of the Underlying Securities equal to the Certificate Principal Balance of the Outstanding Certificates whose holders have given the Trustee instructions to vote.

            (c) Notwithstanding anything to the contrary herein, the Trustee shall at no time vote or consent to any matter:

                  (i) unless such vote or consent (or the action with respect to which such vote or consent is solicited) would not, based on an Opinion of Counsel, adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes; or

                  (ii) that would amend the Underlying Securities Trust Agreement or Underlying Securities to alter the timing or amount of any payment on the Underlying

      Securities, except at the direction of the holders of all the Outstanding Certificates and the Option Holder; or

            (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except at the direction of the holders of all the Outstanding Certificates and the Option Holder.

            The Trustee shall have no liability for any failure to act resulting from any Certificateholder's or Option Holder's late return of, or failure to return, directions requested by the Trustee from the Certificateholders or Option Holder with respect to the Certificates.

            (d) If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Underlying Securities, or any other offer is made for the Underlying Securities, the Trustee shall mail a notice of such offer to each Option Holder and to each Certificateholder of record as of such date and must reject any such offer unless directed to accept it by holders of 100% of the Outstanding Certificates and the Option Holder, in which case the Trustee will accept the offer, provided that the Trustee has received an Opinion of Counsel to the effect that any such exchange will not adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes and will not result in a deemed exchange of the Underlying Securities or the Certificates for federal income tax purposes. However, if the Option Holder has given notice of its exercise of the Call Options on the Certificates and has paid the Call Price within such ten
(10) Business Day period, the Trustee shall, with respect to such offer, accept the offer for a principal amount of the Underlying Securities equal to the Certificate Principal Balance of the Outstanding Certificates subject to such Call Options as directed by the Option Holder.

            (e) The Trustee shall not consent to any amendment to the Swap Agreement unless (i) it shall have received the prior consent to such amendment of Certificateholders representing 66 2/3% of the Voting Rights and (ii) each Rating Agency shall have confirmed in writing that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, the Trustee may consent to any amendment to the Swap Agreement without the consent of the Certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision thereof, or to otherwise cure any defect therein, provided that any such amendment does not materially adversely affect the interest of the Certificateholders and that each Rating Agency shall have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, the Trustee shall not consent to any amendment to the Swap Agreement that alters the timing or amount of any payment on the Swap Agreement unless (i) it shall have received the prior consent to such amendment of Certificateholders representing 100% of the Voting Rights and (ii) each Rating Agency has been given prior written notice of any such amendment (and no rating confirmation shall be required).

            Section 7.16. Trustee's Liquidation, Enforcement and Voting of Underlying Securities Upon an Underlying Securities Event of Default.

            (a) If an Underlying Securities Payment Default or an Underlying Securities Bankruptcy Default occurs and continues unremedied for the period specified in the Underlying Securities Trust Agreement (or, if no such period is specified, upon such Underlying Securities Payment Default or an Underlying Securities Bankruptcy Default), and the Underlying Securities Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Certificateholders, the whole amount then due and payable on the Underlying Securities for principal or premium (if any) and interest, with interest upon the overdue principal, premium and interest at the rate borne by the Underlying Securities as provided for in the Underlying Securities Trust Agreement, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law and the terms of the Underlying Securities (such amount, the "Whole Amount Due"), the Trustee shall promptly thereafter proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise protect the interests of the Certificateholders (including, in the Trustee's discretion, voting to accelerate the Underlying Securities). The Trustee shall be entitled to recover its reasonable expenses of any such proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due from the proceeds of the Trust Assets, and to secure such obligation to pay such expenses, the Trustee shall have a lien prior to the Certificates on all Trust Assets for the amount of such expenses.

            (b) If any Underlying Securities Event of Default (other than an Underlying Securities Payment Default or an Underlying Securities Bankruptcy Default) occurs and is continuing, then, subject to Section 7.1(f), the Trustee may proceed against the Underlying Securities Issuer on behalf of the Certificateholders; provided, however, that only with the approval of the holders of Outstanding Certificates representing 66-2/3% of the Voting Rights will (i) the Trustee be entitled to any reimbursement out of the Trust Assets,
(ii) the Trustee vote the Underlying Securities in favor of directing, or take other action as may be appropriate to direct, the Underlying Securities Trustee to accelerate the Underlying Securities by declaring the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest on the Underlying Securities to be due and payable, or (iii) the holders of the Certificates be entitled to direct the Trustee in any such proceeding, subject to the receipt by the Trustee of indemnity satisfactory to it, and may instruct the Trustee to stop the proceeding against the Underlying Securities Issuer and, using commercially reasonable efforts, sell the Underlying Securities instead, in a manner determined by the Trustee.

            (c) If there is an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default, a SEC Reporting Failure, a Trust Swap Payment Default, a Trust Regulatory Event or any other Underlying Securities Event of Default and such Underlying Securities Event of Default is known to the Trustee, the Trustee shall give notice to the Certificateholders, the Option Agent and the Swap Counterparty in the manner and to the extent provided in
Section 313(c) of the TIA within five (5) Business Days after the Trustee has actual knowledge of the occurrence of such Underlying Securities Event of Default. Such notice shall identify the Underlying Securities and set forth (i) the date and nature of such event of default, (ii) if applicable, the amount of interest, principal or premium in default, and
(iii) any other information that the Trustee may deem appropriate.

            (d) Upon the occurrence of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default, a SEC Reporting Failure, a Trust Swap Payment Default, a Trust Regulatory Event or the termination of SEC reporting by the Swap Counterparty and its failure to find a replacement counterparty pursuant to the Swap Agreement, thirty (30) days after giving notice to the Certificateholders, the Trustee, using commercially reasonable efforts, shall sell the Underlying Securities in a manner determined by the Trustee and deposit the liquidation proceeds, if any, into the Collection Account for distribution not later than three (3) Business Days after the receipt of such proceeds in accordance with Section 6.2(c) of this Agreement.

            (e) If, following an Underlying Securities Event of Default (excluding an Underlying Securities Payment Default and an Underlying Securities Bankruptcy Default), the Trustee receives money or other property in respect of the Underlying Securities (including from the sale thereof) or actual notice that money or other property will be received, the Trustee will promptly give notice to the registered holders of the Outstanding Certificates that remain unpaid, and to the Option Agent and the Swap Counterparty. Such notice shall state that the Trustee shall, not later than three (3) Business Days after the receipt of such moneys or other property, allocate and distribute such moneys or other property to the holders of the Certificates then Outstanding and unpaid (after deducting the costs incurred in connection therewith) in accordance with
Section 6.2(b). Non-cash property shall be distributed in-kind except that, to the extent necessary to avoid distribution of fractional securities or other fractional property to the Certificateholders, non-cash property will be liquidated by the Trustee, using commercially reasonable efforts, in the manner determined by the Trustee, and the proceeds thereof distributed in cash.

            (f) With the unanimous consent of all the Certificateholders, the Trustee, using commercially reasonable efforts, shall sell the Underlying Securities in a manner determined by the Trustee and deposit the proceeds into the Collection Account for distribution not later than three (3) Business Days after the receipt of such proceeds in accordance with Section 6.2(b) of this Agreement.

            Section 7.17. Swap Agreement Termination Events

            (a) Until a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event that would constitute a Swap Agreement Termination Event, the Trustee shall be entitled to assume (and shall be fully protected, indemnified and held harmless in doing so, in accordance with Section 7.10 of this Agreement) that no Swap Agreement Termination Event has occurred and may accordingly seek instructions under this Section 7.17 exclusively from the Swap Counterparty.

            (b) As promptly as practicable after, and in any event within 30 days after, the occurrence of any Swap Agreement Termination Event actually known to the Trustee, the Trustee shall give notice of such Swap Agreement Termination Event to the Certificateholders.

            Section 7.18. Annual Statement.

      The Trustee shall deliver to the Depositor, on or before February 15th of each year, an annual statement signed by a Responsible Officer of the Trustee to the effect that the Trustee has fulfilled its obligations under this Trust Agreement throughout the preceding year with respect to the Certificates. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office of the Trustee.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

            Section 8.1. Termination of Agreement.

            (a) This Agreement (other than Section 7.10) shall terminate and the Trust shall dissolve, wind-up and terminate and be of no further force or effect upon 30 days after the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of Article VI of this Agreement (the date of such termination, the "Termination Date"). The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Assets or
(iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Neither the Depositor nor any Certificateholder in its capacity as such shall be entitled to revoke or terminate the Trust. Notwithstanding the foregoing sentence, a Certificateholder that is also an Option Holder may exercise the Call Options in accordance with its terms and have the Certificates acquired pursuant to such exercise cancelled pursuant to Section 2.15 hereof whether or not such exercise would result in the early termination of the Trust pursuant to the terms of this Agreement.

            (c) Notice of termination of the Trust, specifying the date upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given by the Trustee by letter to the Certificateholders mailed in accordance with Section
10.3 below stating: (i) the date upon or with respect to which final distributions on the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated; (ii) the amount of any such final distributions; (iii) that the Record Date, if any, otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified; (iv) the office where definitive certificates should be surrendered to the Trustee; and (v) that after such date, no further periodic distributions shall accrue on the Certificates. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 6.2.

            (d) If any Certificateholder shall not surrender its Certificates for cancellation within six months after the date specified in the written notice described in Section 8.1(c) above, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.

                                   ARTICLE IX

                                   AMENDMENTS

            Section 9.1. Allocation of Voting Rights.

            Except as otherwise provided herein, so long as the Certificates remain Outstanding, the Certificateholders shall have 1 (one) vote for each $25.00 of Certificate Principal Balance of Certificates held by them.

            Section 9.2. Amendments Without Consent of Certificateholders.

            This Agreement may be amended by the Depositor and the Trustee without the consent of any of the Certificateholders (but with prior notice to the Rating Agency and the Swap Counterparty), to (a) cure any error or ambiguity, (b) correct or supplement any provision in this Agreement that may be or is inconsistent with any other provision in this Agreement, (c) add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of the Certificateholders, (d) provide for the appointment of a successor Trustee with respect to the Trust Assets and add to or change any provisions that shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VII, and (e) add, change or eliminate any other provisions of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of the Certificateholders or Option Holder or
(ii) adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes, or result in a sale or exchange of any Certificate for tax purposes, provided that the Trustee has received written confirmation from each Rating Agency that the Rating Agency Condition will be satisfied if such amendment is made and (f) to comply with any requirements imposed by the Code.

            Section 9.3. Amendments With Consent of Certificateholders and the Swap Counterparty.

            (a) This Agreement may be amended from time to time by the Depositor and the Trustee with the consent of Certificateholders whose Certificates evidence more than a majority of the Voting Rights as of the close of business on the record date for such consent as established by the Trustee (which consent, whether given pursuant to this Section 9.3 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of Certificates and of any Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificates), and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or alter the timing of, collections of payments on Trust Assets or distributions or payments that are required to be made on any Certificate, (b) reduce the aforesaid percentage of Voting Rights required to consent to any such amendment,
(c) as evidenced by an Opinion of Counsel, adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes,
(d) cause the termination of the Trust, without, in each case, the consent of all Certificateholders, or (e) change any provisions relating to the Call Options that would adversely affect the Option Holder without the consent of the Option Holder.

            (b) The Trustee shall not enter into any amendment or modification of this Agreement that would affect the method, amount or timing of payment due to the Swap Counterparty or the consent rights of the Swap Counterparty hereunder without satisfying the consent requirements set forth in the Swap Agreement.

            Section 9.4. Form of Amendments.

            (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 9.2 or 9.3(a), the Trustee shall furnish a copy of such amendment, supplement or consent to each Certificateholder, the Swap Counterparty and to each Rating Agency.

            (b) It shall not be necessary for the consent of Certificateholders pursuant to Section 9.2 or 9.3 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (c) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions provided for in this Trust Agreement relating to such amendment have been complied with. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.1. Certificateholders Have No Legal Title to Trust Property.

            The Certificateholders shall not have legal title to any part of the Trust Assets. The Certificateholders shall be entitled to receive distributions with respect to their beneficial ownership interests in the Trust Assets only in accordance with Articles VI and VIII. No transfer, by operation of law or otherwise, of any right, title or interest in the Trust Assets shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

            Section 10.2. Limitations on Rights of Others.

            The provisions of this Agreement are solely for the benefit of the Trustee, the Depositor, the Option Agent, the Option Holder and the Certificateholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            Section 10.3. Notices.

            (a) All demands, notices and communications upon or to the Depositor or the Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Depositor, to the Depositor at the following address: Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747,
Attention: Andrew L. Stidd; (ii) in the case of the Trust or the Trustee, to the Trustee at its Corporate Trust Office; (iii) in the case of the Option Agent, to the Option Agent c/o the Trustee at its Corporate Trust Office; (iv) in the case of the Swap Counterparty, to the Swap Counterparty at the following address: 677 Washington Boulevard, Stamford, CT 06901, Attention: Region Americas Legal/Fixed Income Section; (v) in the case of any Rating Agency, at the applicable address specified by such Rating Agency from time to time; and (v) in the case of any other Person, to such other Person at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

            (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 10.4. Tax Classification Election.

            In the event that the Trust is not classified as a grantor trust for federal income tax purposes, the Trustee shall file such forms as may be required, or as the Depositor may specify, for the Trust to elect pursuant to Section 761 of the Code to be excluded from the application of Subchapter K of the Code. By their acceptance of the Certificates, the Certificateholders authorize the Trustee to execute such forms on their behalf as may be required to make such election and acknowledge that they will be able to determine their taxable income with respect to the Certificates accurately without regard to the provisions of Subchapter K of the Code.

            Section 10.5. Severability.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Certificateholders thereof.

            Section 10.6. Counterparts.

            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

            Section 10.7. Successors and Assigns.

            All covenants and agreements contained herein shall be binding upon the Depositor, the Trustee, and each Certificateholder and their respective successors and permitted assigns, and such covenants shall inure to the benefit of such persons and the Option Agent and the holder of the Call Options, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

            Section 10.8. No Petition Covenant.

            Notwithstanding any prior termination of this Agreement, the Trustee and U.S. Bank Trust National Association acting in its individual capacity hereunder, the Depositor, each Certificateholder and each Certificate Owner shall not, prior to the date which is one year and one day after the termination of this Agreement, and the payment in full of all debt or other securities of the Trust or the Depositor, or any trust created by the Depositor that issues certificates rated at the request of the Depositor by a nationally recognized rating agency, acquiesce in, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

            Section 10.9. No Recourse.

            Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Trustee, the Option Holder or any Affiliate of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates, and each Certificateholder's recourse is limited to the Underlying Securities, and the proceeds thereof. The Trustee shall have no recourse to the Underlying Securities.

            Section 10.10. Headings.

            The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10.11. Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISION, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

            Section 10.12. Conflict with Trust Indenture Act.

            (a) If any provision of this Agreement limits, qualifies or conflicts with a provision of the TIA that is required to be included in this Agreement by any of the provisions of the TIA, such imposed provision shall control. If any provision of this Agreement modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or excluded, as the case may be.

            (b) The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective duly authorized officers or authorized signatories as of the date first above written.

                           CORPORATE ASSET BACKED CORPORATION, as Depositor

                           By: /s/ James Hausmann
                               -------------------------------------------------
                                                  Authorized Signatory

                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Trustee, and in its individual capacity, as Option Agent and as Securities Intermediary

                           By: /s/ David Kolibachuk
                               -------------------------------------------------
                                                  Responsible Officer

                                                                       EXHIBIT A
                                                              TO TRUST AGREEMENT

                 SERIES 2004-101 UNDERLYING SECURITIES SCHEDULE

Underlying Securities Issuer:                    Goldman Sachs Capital I

Underlying Securities:                           6.345% Capital Securities

Interest Deferral:                               Each Underlying Security represents an undivided preferred beneficial interest in the assets of the Underlying
                                                 Securities Issuer. The Underlying Securities Issuer used the proceeds from the sale of its Underlying Securities and its common securities to purchase 6.345% junior subordinated
                                                 debentures due February 15, 2034 (the "GS Junior Subordinated
                                                 Debentures") issued by The Goldman Sachs Group Inc. The
                                                 Underlying Securities Issuer will pass through to the holders of the Underlying Securities as distributions the interest payments it receives from The Goldman Sachs Group, Inc. on the "GS Junior Subordinated Debentures".

Underlying Securities Trustee:                   The Bank of New York (Delaware)

Issue Date:                                      February 20, 2004

Maturity Date:                                   February 15, 2034

Currency:                                        US dollars

Denominations:                                   $1,000 and multiples of $1,000

Aggregate Principal Amount Issued:               $2,750,000,000

Public Offering Price:                           100%

Aggregate Principal Amount Outstanding:          $2,750,000,000

Type of Security:                                Capital Securities

Common Code:                                     018675684

ISIN Number:                                     US38143VAA70

CUSIP No.:                                       38143VAA7

                                   Exhibit A-1

Stated Interest Rate:                            6.345% per annum

                                                 The Goldman Sachs Group, Inc. may defer the payment of
                                                 interest on the GS Junior Subordinated Debentures at any time and in each case for up to 10 semi-annual consecutive
                                                 interest periods, provided that (i) no extension period may extend beyond the stated maturity date of the GS Junior
                                                 Subordinated Debentures; and (ii) The Goldman Sachs Group,
                                                 Inc. is not in default under the subordinated debt indenture governing the GS Junior Subordinated Debentures. If there is a deferral, the Underlying Securities Issuer also will defer distributions on the Underlying Securities. Before any
                                                 extension period ends, The Goldman Sachs Group, Inc. may
                                                 elect to extend the period further. At the end of any
                                                 extension period and the payment of all interest then accrued and unpaid, The Goldman Sachs Group, Inc. may elect to begin a new extension period. There is no limitation on the number of extension periods.

Interest Accrual Periods:                        Interest shall accrue semi-annually on February 15 and August
                                                 15 of each year.

Distribution Dates:                              Distributions on the GS Capital Securities will be
                                                 cumulative from February 20, 2004 and will be payable
                                                 semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2004.

Mode of Payment:                                 Fixed Rate Security

Principal Amount of                              $150,000,000
Underlying Securities Deposited
Under Trust Agreement:

Ratings:                                         A1 by Moody's and A- by Standard & Poor's

Guarantor:                                       The Goldman Sachs Group, Inc.

Guarantees:                                      The Goldman Sachs Group, Inc. will fully and unconditionally guarantee, on a subordinated basis, payments of amounts due on the Underlying Securities but will not guarantee payment of distributions or amount payable on redemption or
                                                 liquidation of the Underlying Securities when the Underlying
                                                 Securities Issuer does not have funds available to make
                                                 payments.

                                   Exhibit A-2

Priority:                                        Ranked equally with common securities of the Underlying
                                                 Securities Issuer.

Optional Redemption:                             The Goldman Sachs Group, Inc. may redeem the Underlying
                                                 Securities, in whole at any time or in part from time to
                                                 time, provided that no partial redemption may occur when
                                                 distributions are deferred. The redemption price will be the total liquidation amount of the Underlying Securities being redeemed, plus accumulated but unpaid distributions up to and including the redemption date.

                                                 In addition, The Goldman Sachs Group, Inc. may elect to
                                                 redeem the Underlying Securities, in whole but not in part, at any time upon the occurrence of (i) changes in U.S.
                                                 federal income tax laws or regulations that could have
                                                 adverse tax consequences for The Goldman Sachs Group, Inc. or the Underlying Securities Issuer; or (ii) changes in laws or regulations that pose more than an insubstantial risk that the Underlying Securities Issuer will be required to register as an "investment company" under the Investment Company Act of 1940. In each case, the redemption price will be equal to the total liquidation amount of the Underlying Securities
                                                 being redeemed, plus a make-whole amount, plus accumulated and unpaid distributions up to and including the redemption date. The make-whole amount will be smaller if the redemption is due to a tax or regulatory event than if it is not.

Exchange Listing:                                New York Stock Exchange

Underlying Securities Trust Agreement:           The Underlying Securities have been issued pursuant to a
                                                 Trust Agreement, dated as of January 20, 2004, among The
                                                 Goldman Sachs Group, Inc., as depositor of the Underlying
                                                 Securities Issuer, and The Bank of New York (Delaware), as
                                                 trustee.

The Underlying Securities will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at The Depository Trust Company, New York, New York.

                                   Exhibit A-3

                                                                       EXHIBIT B
                                                              TO TRUST AGREEMENT

                            TERMS OF THE CERTIFICATES

I. Terms of the Certificates.

Aggregate Certificate Principal
Balance of the Certificates:                     $150,000,000

Authorized Denomination:                         $25.00 and integral multiples thereof

Ratings:                                         The Certificates will be rated no less than A2 by Moody's
                                                 Investors Service, Inc. and A- by Standard & Poor's Rating
                                                 Services, a division of The McGraw-Hill Companies, Inc.

Interest rate:                                   For the period from the closing date to but excluding the
                                                 first Distribution Date, 3.25% per annum (Since the
                                                 Three-Month USD LIBOR as of May 13, 2004 (1.25%) plus .85% is less than 3.25%) and for each Interest Accrual Period
                                                 thereafter, at a floating rate, not to exceed 8.25% per
                                                 annum, equal to the greater of (i) Three-Month USD LIBOR plus
                                                 .85% and (ii) 3.25%. Following the occurrence of a Swap
                                                 Agreement Termination Event that is not a Trust Termination
                                                 Event, interest will be payable at a fixed rate equal to
                                                 6.345% per annum.

LIBOR determination date:                        For the initial Interest Accrual period, the fifth London
                                                 Banking Day preceding the commencement of such Interest
                                                 Accrual Period. For each subsequent Interest Accrual Period, the second London Banking Day preceding the commencement of such Interest Accrual Period.

                                   Exhibit B-1

Interest distribution amount:                    With respect to each Distribution Date, holders of the
                                                 certificates will receive an Interest Distribution Amount
                                                 equal to the product of (x) the then outstanding Certificate
                                                 Principal Balance, (y) the interest rate for the preceding
                                                 Interest Accrual Period and (z) the actual number of days in such Interest Accrual Period divided by 360; provided,
                                                 however, that during the continuance of an extension period with respect to the Underlying Securities, interest will
                                                 continue to accrue on the Certificate Principal Balance (and on any interest that is due), but such interest will not be distributed to holders of the Certificates until the
                                                 extension period ends.

Principal distributions:                         Principal in respect of the certificates will be paid to the
                                                 Certificateholders following the trust's receipt of any
                                                 principal payments in respect of the Underlying Securities following:

                                                 -   any redemption or repayment of or an unscheduled payment
                                                     on the Underlying Securities by the Underlying Securities
                                                     Issuer;

                                                 -   any liquidation of the Underlying Securities following an
                                                     Underlying Securities Payment Default, an Underlying
                                                     Securities Bankruptcy Default, a SEC Reporting Failure, a
                                                     Trust Swap Payment Default, a Trust Regulatory Event or
                                                     the termination of SEC reporting by the Swap Counterparty
                                                     and its failure to find a replacement counterparty
                                                     pursuant to the Swap Agreement; or

                                                 -   the maturity of the Underlying Securities.

Interest Accrual Period:                         Semi-Annually

Distribution dates:                              Quarterly on the fifteenth day of February, May, August and
                                                 November or if any such date is not a business day, then the next succeeding business day, commencing August 15, 2004.
                                                 Following the occurrence of any Swap Agreement Termination
                                                 Event that is not also a Trust Termination Event,
                                                 distributions will be made on the Distribution Dates in
                                                 February and August.

                                   Exhibit B-2

                                                 If The Goldman Sachs Group, Inc. defers the payment of
                                                 interest on the GS Junior Subordinated Debentures at any
                                                 time, the Underlying Securities Issuer also will defer
                                                 distributions on the Underlying Securities. If The Goldman
                                                 Sachs Group, Inc. does this, then interest distributions on the Certificates will stop being made until the Underlying
                                                 Securities Issuer pays interest on the Underlying Securities again.

Final Distribution Date:                         February 15, 2034

Record Dates:                                    The day immediately preceding each Distribution Date.

Denominations; Specified Currency:               The Certificates will be denominated and payable in U.S.
                                                 dollars.

Closing Date:                                    May 20, 2004

Initial Certificate Registrar:                   U.S. Bank Trust National Association

Corporate Trust Office:                          U.S. Bank Trust National Association
                                                 100 Wall Street, Suite 1600
                                                 New York, NY
                                                 10005
                                                 Attention: Corporate Trust Department

                                   Exhibit B-3

                                                                       EXHIBIT C
                                                              TO TRUST AGREEMENT

                               FORM OF CERTIFICATE

        CABCO SERIES 2004-101 TRUST (GOLDMAN SACHS CAPITAL I) CERTIFICATE

                                  $150,000,000

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"), CEDE & CO. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACQUIRING OR ACCEPTING ANY INTEREST IN THIS CERTIFICATE, YOU ACKNOWLEDGE THAT THIS CERTIFICATE IS SUBJECT TO A PURCHASE OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS SECURITIES LLC UNDER THE CALL OPTION AGREEMENT, DATED AS OF MAY 20, 2004 (THE "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS SECURITIES LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE CERTIFICATES, AND U.S. BANK TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, ACTING AS OPTION AGENT FOR THE CERTIFICATEHOLDERS WITH RESPECT TO THE OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE RELATED OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE OPTION MAY BE TRANSFERRED FROM TIME TO TIME.

                                   Exhibit C-1

UPON THE EXERCISE OF THE RELATED OPTION IN THE MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, THE CERTIFICATE WILL BE TRANSFERRED TO THE RELEVANT OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU, EXCEPT THAT IF THE CERTIFICATES ARE HELD IN DEFINITIVE FORM AT SUCH TIME YOU WILL NOT RECEIVE SUCH CALL PRICE UNLESS AND UNTIL YOU SURRENDER THIS CERTIFICATE.

This Certificate does not represent an interest in or obligation of the Depositor, the Trustee or any of their Affiliates, except to the extent described herein.

                                   Exhibit C-2

CERTIFICATE NUMBER 1                                                $150,000,000
CUSIP No.: 12679N AA 2                     Initial Certificate Principal Balance

         CABCO SERIES 2004-101 TRUST (GOLDMAN SACHS CAPITAL I) CALLABLE
                                  CERTIFICATE

     INTEREST RATE: 3.25% UNTIL THE DISTRIBUTION DATE ON AUGUST 15, 2004 AND
       FOR EACH INTEREST ACCRUAL PERIOD THEREAFTER, AT A FLOATING RATE NOT TO EXCEED 8.25% PER ANNUM, EQUAL TO THE GREATER OF (A) THREE-MONTH
                        USD LIBOR PLUS .85% AND (B) 3.25%

evidencing a beneficial ownership interest in the Trust, as defined below, the assets of which include $150,000,000 aggregate principal amount of the Goldman Sachs Capital I 6.345% Capital Securities (the "Underlying Securities") and all payments received thereon, exclusive of the Retained Interest, and certain rights of the Trust under the Swap Agreement.

      THIS CERTIFIES THAT CEDE & Co. is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in CABCO Series 2004-101 Trust (Goldman Sachs Capital I) (the "Trust") formed by Corporate Asset Backed Corporation, as depositor (the "Depositor").

      The Trust was created pursuant to a Trust Agreement, dated as of May 20, 2004 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and U.S. Bank Trust National Association, as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Trust Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

      This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The assets of the Trust include: (i) the Underlying Securities, but does not include the Retained Interest, (ii) all payments on or collections in respect to the Underlying Securities accrued on or after May 20, 2004 (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement), (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement), and
(iv) all proceeds of the Underlying Securities. Capitalized terms used but not defined herein have the meanings specified in the Trust Agreement.

      Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any applicable grace period or cure period), and all other obligations of the Trust (if any), there shall be distributed on the dates specified in the Trust Agreement, to the Person in whose name this Certificate is registered at the close of business on the Record Date specified in the Trust Agreement, such Certificateholder's pro rata portion of the distributions in respect of the Certificates to be distributed to Certificateholders on each such date.

                                   Exhibit C-3

      The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J for purposes of the Internal Revenue Code of 1986. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificate for such tax purposes as interests in a grantor trust, and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

      Distributions on this Certificate shall be made as provided in the Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee at its Corporate Trust Office.

      This Certificate does not represent an obligation of, or an interest in, the Depositor, the Trustee or any Affiliates of either of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Assets, all as more specifically set forth herein and in the Trust Agreement.

      This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined by any Certificateholder upon request during normal business hours at the Corporate Trust Office of the Trustee, located at the office of U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005 and at such other places, if any, designated by the Trustee.

      Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall be construed in accordance with the laws of the State of New York without reference to any conflict of law provision, other than
Section 5-1401 of the General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                                   Exhibit C-4

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, has caused this Certificate to be duly executed by its manual signature as of the date set forth below.

                            CABCO SERIES 2004-101 TRUST (GOLDMAN SACHS
                            CAPITAL I)

                            By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                            not in its individual capacity but solely as Trustee

                            By:_________________________________________________
                               Responsible Officer
                               Name:
                               Title:

Dated: May 20, 2004

      This is the Certificate referred to in the within-mentioned Trust
Agreement.

                            By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as
                                Authenticating Agent

                                By:_____________________________________________
                                   Responsible Officer of Trustee
                                   Name:
                                   Title:

Dated: May 20, 2004

                                   Exhibit C-5

                    [FORM OF REVERSE OF CALLABLE CERTIFICATE]

      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Certificateholders.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at its Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations of the same Class and a like aggregate Certificate Principal Balance will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

      This Certificate is issuable only in registered form in the authorized denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, at the option of a Certificateholder, Certificates are exchangeable for new Certificates of authorized denominations of the same Class and a like aggregate Certificate Principal Balance as requested by the Certificateholder surrendering the same; provided, however, that no Certificate may be subdivided such that the denomination of any resulting Certificate is other than the authorized denominations specified in the Trust Agreement.

      No service charge shall be made for any registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Depositor, Trustee, Certificate Registrar and any agent of the Depositor, Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Trustee, Certificate Registrar or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Trust Agreement shall terminate and the Trust created thereby shall dissolve, wind-up and terminate and be of no further force or effect 30 days after the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Trust Agreement.

      Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                                   Exhibit C-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

             ____________________________*/

                                            Signature Guaranteed:

             ____________________________*/

-------------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                   Exhibit C-7

                                                           EXHIBIT B
                                                           TO TRUST AGREEMENT


                            FORM OF SWAP AGREEMENT

(MULTICURRENCY -- CROSS BORDER)

                                   [ISDA LOGO]

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of May 20, 2004

UBS AG and CABCO SERIES 2004-101 Trust (GOLDMAN SACHS CAPITAL I)

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

        Copyright (C) 1992 by International Swap Dealers Association, Inc.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING. If on any date amounts would otherwise be payable: --

         (i)      in the same currency; and

         (ii)     in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)      DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or
                           (II) a Change in Tax Law.

                                        2                           ISDA(R) 1992

         (ii)     LIABILITY. If: --

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                  (2) X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                                        3                           ISDA(R) 1992

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as me other party reasonably directs: --

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

                                        4                           ISDA(R) 1992
organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii)    CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

                                        5                           ISDA(R) 1992
         described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

                                        6                           ISDA(R) 1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below: --

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

                                        7                           ISDA(R) 1992

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)     RIGHT TO TERMINATE. If: --

                  (1) a transfer under Section 6(b)(ii) or an agreement under
                  Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

                                        8                           ISDA(R) 1992
         continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i)      If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default: --

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
                  (A) the sum of the Settlement Amount (determined by the

                                        9                           ISDA(R) 1992

                  Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Parry's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event: --

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) Two Affected Parties. If there are two Affected
                  Parties: --

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

                                       10                           ISDA(R) 1992

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

                                       11                            ISDA(R)1992

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

                                       12                           ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

                                       13                           ISDA(R) 1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement: --

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

                                       14                           ISDA(R) 1992

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant) to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

                                       15                            ISDA(R)1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.


"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which Such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meanings specified in the Schedule.

                                       16                           ISDA(R) 1992

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

                                       17                           ISDA(R) 1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                           CABCO SERIES 2004-101 TRUST (GOLDMAN
                                           SACHS CAPITAL I)

                                       By: U.S. BANK TRUST NATIONAL ASSOCIATION,
             UBS AG                        as Trustee
-----------------------------------        -------------------------------------
       (Name of Party)                                (Name of Party)

By: /s/ James B. Fuqua                 By: /s/ David J. Kolibachuk
    -------------------------------        -------------------------------------
    Name: James. B. Fuqua                  Name: David J. Kolibachuk
    Title: Director and Counsel            Title: Vice President
           Region Americas Legal           Date: May 20, 2004
           Fixed Income Section
    Date:  May 20, 2004

By: /s/ Bryan Murtagh
    -------------------------------
    Name: Bryan Murtagh
    Title: Executive Director &
           Managing Attorney
           Region Americas Legal
           Fixed Income Section
    Date:  May 20, 2004

                                       18                           ISDA(R) 1992

                                    SCHEDULE
                             to the Master Agreement
                            dated as of May 20, 2004

                                     between

UBS AG, a bank organized               And    CABCO SERIES 2004-101 TRUST
under the laws of Switzerland                 (Goldman Sachs Capital I), a trust
                                              created under the laws of the
                                              State of New York

        ("Party A")                                  ("Party B")

                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:

(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

         Section 5(a)(v),                                   NONE
         Section 5(a)(vi),                                  NONE
         Section 5(a)(vii),                                 NONE
         Section 5(b)(iv),                                  NONE

         and in relation to Party B for the purpose of:

         Section 5(a)(v),                                   NONE
         Section 5(a)(vi),                                  NONE
         Section 5(a)(vii),                                 NONE
         Section 5(b)(iv),                                  NONE

(b) SPECIFIED TRANSACTION. Specified Transaction will have the meaning specified in Section 14.

(c) FAILURE TO PAY OR DELIVER. Section 5(a) is hereby amended by (1) replacing the word "third" with the word "fifth" in the last line of subsection (i) thereof, (2) deleting the word "or" at the end of subsection (vii) thereof, (3) deleting the period at the end of subsection (viii) thereof, and (4) adding the following subsection (ix) and subsection (x) at the end of such Section 5(a):

                  (ix) Underlying Securities Payment Default. An Underlying Securities Payment Default shall have occurred and be continuing; or

                  (x) Underlying Securities Bankruptcy Default. An Underlying Securities Bankruptcy Default shall have occurred and be continuing. For the purpose of the Events of Default described in Section 5(a)(ix) and 5(a)(x), the Defaulting Party shall be Party B.

(d) CERTAIN EVENTS OF DEFAULT. The following Events of Default and Termination Events will not apply to the parties so specified below, and the definitions of "Event of Default" and "Termination Event" in
         Section 14 are deemed to be modified accordingly:

         Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.
         Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.
         Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.
         Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.
         Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.
         Section 5(a)(viii) (Merger Without Assumption) will not apply to Party A or Party B.
         Section 5(b)(ii) (Tax Event) will not apply to Party A or Party B.
         Section 5(b)(iii) (Tax Event Upon Merger) will not apply to Party A or Party B.

(e) CREDIT EVENT UPON MERGER. The "Credit Event Upon Merger" provision (Section 5(b)(iv)) will not apply to Party A or Party B.

(f) AUTOMATIC EARLY TERMINATION. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(g) "TERMINATION CURRENCY" means one of the currencies in which payments are required to be made pursuant to a Confirmation in respect of a Terminated Transaction selected by the Non-defaulting Party or the party that is not the Affected Party, as the case may be, or, in the circumstances where there are two Affected Parties, as agreed between the parties or, failing such agreement or, if the currency so selected is not freely available, the Termination Currency shall be U.S. Dollars.

(h)      ADDITIONAL TERMINATION EVENT.

         Section 5(b)(v) is hereby amended by adding the following subsection
(i) and subsection (ii) at the end of such Section 5(b)(v):

         (i) SEC REPORTING FAILURE. If (i) an Available Information Event has occurred, and either (x) the suspension of Exchange Act reporting by the Underlying Securities Guarantor continues for a period of at least one year, or (y) the Underlying Securities Guarantor announces or takes measures that demonstrate, in connection with such suspension or at any time thereafter, that it will no longer be a reporting company under the Exchange Act; (ii) the Certificates have been be removed from The Depository Trust Company book-entry system;
                  (iii) definitive certificates representing the Certificates have been issued to the beneficial owners of the Certificates; and (iv) the Underlying Securities Guarantor has not resumed filing Exchange Act reports within 60 days of such issuance and the holder of the call options does not elect to exercise its call rights, thirty days after giving notice to the holders of the Certificates, the Trustee, using commercially reasonable efforts, will liquidate the Underlying Securities in a manner determined by the Trustee, in which case, (1) the Transactions shall be terminated and (2) the Early Termination Date shall be the date on which the Underlying Securities are liquidated. For the purposes of the foregoing Additional Termination Event, Party B shall be the Affected Party.

         (ii) OPTIONAL REDEMPTION. The exercise of optional redemption or repurchase of or other unscheduled payment on the Underlying Securities, in whole or in part, by the Underlying Securities Issuer, in which case, (1) a portion of the Notional Amount of the Transaction corresponding to the portion of the Underlying Securities redeemed, repurchased or repaid shall be terminated and (2) the Early Termination Date with respect to such portion of the Notional Amount of the Transactions shall be the date on which the redemption, repurchase or repayment is affected. For the purposes of the foregoing Additional Termination Event, Party B shall be the Affected Party.

                                     PART 2
                               TAX REPRESENTATIONS

(a) PAYER TAX REPRESENTATION. For the purpose of Section 3(e), Party A and Party B hereby make the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representation made by the other party pursuant to Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (iii) the satisfaction of the agreement of the other party contained in
         Section 4(d); provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations to Party B:

                  No payment received or to be received by Party A under this Agreement will be effectively connected with Party A's conduct of a trade or business within the U.S. It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. Each payment received or to be received by it in connection with this Agreement (other than interest under Section 2(e), 6(d)(ii) and 6(e)) qualifies as "Business Profits," "Industrial and Commercial Profits," "Interest" or "Other Income" under the Specified Treaty.

                  If such representation applies, then:

                           "Specified Treaty" means, with respect to a
                  Transaction, the tax treaty applicable between the United States of America and Switzerland.

                           "Specified Jurisdiction" means United States of
                  America.

                  Party A is a `non-U.S. branch of a foreign person' as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations (the "Regulations"), and Party A is a `foreign person' as that term is used in section 1.6041-4(a)(4) of the Regulations.

(c) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation to Party A:

         Party B is a trust created under the laws of the state of New York.

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a) (i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)      Tax forms, documents or certificates to be delivered are:

         Each party agrees to complete, accurately and in a manner reasonably satisfactory to the other party (or any Specified Entity of the other party), and to execute, arrange for any required certification of, and deliver to the other party (or such Specified Entity) (or to such government or taxing authority as the other party (or such Specified Entity) reasonably directs), any form or document that may be required or reasonably requested in order to allow the other party (or such Specified Entity) to make a payment under this Agreement (or a Credit Support Document of the other party or a Specified Entity thereof) without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon the earlier of (i) reasonable demand by the other party (or such Specified Entity) and (ii) learning that the form or document is required.

PARTY REQUIRED
  TO DELIVER
   DOCUMENT               FORM/DOCUMENT/CERTIFICATE                              DATE BY WHICH TO BE DELIVERED
Party A              One duly executed and completed U.S.    (i) Upon execution and delivery of this Agreement, with
                     Internal Revenue Service Form W-8BEN    such form to be updated at the beginning of each
                     (or successor thereto).                 succeeding three calendar year period beginning after
                                                             execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any Form
                                                             W-8BEN (or any successor thereto) has become obsolete or incorrect.

Party B              A duly completed and executed U.S.      (i) Upon execution and delivery of this Agreement, (ii)
                     Internal Revenue Service Form W 9.      promptly upon reasonable demand by Party A, and (iii)
                                                             promptly upon learning that any such Form previously provided by Party
                                                             B has become obsolete or incorrect.

(b)      Other documents to be delivered are:

PARTY REQUIRED                                                                                             COVERED BY
 TO DELIVER                                                                                                SECTION 3(d)
  DOCUMENT              FORM/DOCUMENT/CERTIFICATE              DATE BY WHICH TO BE DELIVERED              REPRESENTATION
Party A and          Evidence of the authority and        On or before execution of this Agreement             Yes
Party B              true signatures of each              and each Confirmation forming a part of
                     official or representative           this Agreement.
                     signing this Agreement or, as
                     the case may be, a
                     Confirmation, on its behalf.

Party B              Certified copy of the                On or before execution of this Agreement.            Yes
                     resolution of Party B's Board
                     of Directors (or equivalent
                     authorizing documentation)
                     authorizing the execution and
                     delivery of this Agreement and
                     each Confirmation and
                     performance of its obligation
                     hereunder.

Party B              Opinion of Party B's legal           On or before execution of this Agreement.            Yes
                     counsel in a form satisfactory
                     to Party A regarding (inter
                     alia) the power and authority
                     of Party B to enter into this
                     Agreement and Transactions
                     hereunder.

Party A              Opinion of Party A's legal           On or promptly after the execution of this           Yes
                     counsel in a form satisfactory       Agreement.
                     to Party B regarding (inter
                     alia) the power and authority
                     of Party A to enter into this
                     Agreement and Transactions
                     hereunder.

Party B              A certified copy of the Trust        Upon execution of this Agreement.                    Yes
                     Agreement and each Amendment
                     thereof.

                                     PART 4
                                  MISCELLANEOUS

(a)      ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this
         Agreement:

         (i) All notices or communications to Party A shall, with respect to a particular Transaction, be sent to the address, telex number, or facsimile number reflected in the Confirmation of that Transaction, and any notice for purposes of Sections 5 or 6 shall be sent to:

         Address:         UBS AG, Stamford Branch
                          677 Washington Boulevard
                          Stamford, CT 06912-0300
         Attention:       Legal Affairs
         Facsimile:       (203) 719-0680
         Telephone:       (203) 719-3000

         With a simultaneous copy to:

         Address:         UBS AG, Stamford Branch
                          677 Washington Boulevard
                          Stamford, CT 06912-0300
         Attention:       Risk Control - Documentation
         Facsimile:       (203) 719-5627
         Telephone:       (203) 719-3000

         (ii) All notices or communications to Party B shall be sent to the address, or facsimile number reflected below:

         Address:         100 Wall Street
                          New York, New York 10005

         Attention:       Corporate Trust
         Facsimile:       (212) 809-5459
         Telephone:       (212) 361-2500

(b)      PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent:  Not Applicable

         Party B appoints as its Process Agent:  Not Applicable

(c) OFFICES. The provisions of Section 10(a) of this Agreement will apply to Party A and Party B.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

         (i) Party A is a Multibranch Party and may act through its branches in any of the following territories or countries:
                  England and Wales, France, Hong Kong, United States of America, Singapore, Sweden and Switzerland.

         (ii)     Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Not Applicable

(g)      CREDIT SUPPORT PROVIDER. Credit Support Provider means: Not Applicable

(h) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply, except the following groups of Transactions: (1) foreign exchange transactions and currency options, in which case subparagraph (ii) of Section 2(c) of this Agreement will not apply.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

(k) LIMITATION ON TRUSTEE LIABILITY. In the absence of negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee shall have no personal liability for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or any failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Transaction or the Trust Agreement within the scope of the Trustee's discharge of its duties under this Transaction or the Trust Agreement or for any amounts due under this Transaction from Party B, such amounts to be paid by the Depositor in accordance with the Trust Agreement.

                                     PART 5
                                OTHER PROVISIONS

(a) SET-OFF. Without affecting the provisions of the Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to set off, counterclaim, or otherwise withhold payment or any recourse to any Credit Support Document) under applicable law the Non-defaulting Party or Non-affected Party (in either case, "X") may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, "Y") to X or any Affiliate of X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set-off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained.

(b) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

         (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

         (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(c) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY'S ENTERING INTO THIS AGREEMENT.

(d) CONSENT TO RECORDING. Each Party (i) consents to the recording of all telephone conversations between trading, operations and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction; (ii) agrees to give notice to such personnel of it and its Affiliates that their calls will be recorded; and (iii) agrees that in any Proceedings, it will not object to the introduction of such recordings in evidence on grounds that consent was not properly given.

(e) SCOPE OF AGREEMENT. For the purpose of this Agreement, the terms "Transaction" and "Transactions" shall refer solely to that certain interest rate swap transaction having UBS reference number
         7545013.

(f)      ADDITIONAL DEFINITIONS.

         (1) Capitalized terms used in this Agreement that are not defined herein and are defined in the Trust Agreement shall have the respective meanings assigned to them in the trust agreement, dated as of May 20, 2004, between Corporate Asset Backed Corporation and U.S. Bank National Association, as trustee (the "Trust Agreement").

         (2) "COLLATERAL" shall mean (i) cash in U.S. Dollars or (ii) U.S. Treasury issued securities.

         (3) "S&P DOWNGRADE" means Party A is downgraded below the short-term unsecured debt rating of "A-1" by S&P.

         (4) "S&P REPLACEMENT SWAP COUNTERPARTY" means a swap counterparty having a short-term unsecured debt rating of rating of at least "A-1" by S&P and otherwise acceptable to each Rating Agency.

         [5]      "EXPOSURE" means for any date for which Exposure is
calculated, the amount, if any, that would be payable to Party B by Party A (expressed as a positive number) or by Party B to Party A (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions were being terminated as of the relevant time on such date, provided that Market Quotation will be determined by the applicable Calculation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

(g)      ASSIGNMENT OF AGREEMENT. Upon the occurrence of:

         (1) an S&P Downgrade, Party A, in a commercially reasonable manner, will seek, without the consent of the holders of the Certificates, to assign its rights and obligations under this Agreement to an S&P Replacement Swap Counterparty; provided that all costs and expenses in connection with such assignment to the S&P Replacement Swap Counterparty will be paid by Party
                  A. If an S&P Replacement Swap Counterparty is not designated within 30 days of the occurrence of an S&P Downgrade, Party A shall enter into an arrangement with Party B pursuant to which Party A will be obligated to pledge and assign to Party B Collateral equal the Exposure; provided that, upon the completion of the assignment of this Agreement to an S&P Replacement Swap Counterparty, any outstanding arrangement with respect to the Collateral shall terminate.

         (2) Party A suspending or terminating its reporting under the Securities Exchange Act, then Party A will, without the consent of the holders of the Certificates, assign its rights and obligations in and under this Agreement; provided that the transferee is reporting under the Securities Exchange Act and is otherwise acceptable to the Rating Agencies or terminate the swap agreement by making a payment to the trust equal to
                  (x) the accrued and unpaid interest and principal amounts paid to the holders of the Certificates by the trust, less (y) the proceeds resulting from the trust's sale of the Underlying Securities, if it is a positive number

(h) NON-RECOURSE OBLIGATION OF PARTY B. Notwithstanding any other provision of this Agreement or any Confirmation, the obligations of Party B hereunder, under this Agreement are limited recourse obligations of Party B, payable solely from the assets of Party B, and following realization and liquidation of the assets of Party B and application of all proceeds thereof, any unsatisfied claims of Party A against Party B hereunder shall be extinguished. No recourse shall be had against any officer, member, director, employee, security holder or incorporator of Party B or its successors or assigns for the payment of any amounts payable under this Agreement; provided that the foregoing shall not preclude Party A from taking any action with respect to any fraud or intentional misconduct of any such officer, member, director, employee, security holder or incorporator. This Part 5(h) shall survive termination of this Agreement for any reason whatsoever.

(i) TRANSFER. Section 7 is hereby amended by: (i) adding the words "(which consent may not be unreasonably withheld)" after the word "consent" in the second line thereof, (ii) adding the words "(and notice of the transferee to)" after the word "of" in the third line thereof and (iii) adding the words "(subject to providing written notice of the transferee to the other party)" after the word "transfer" in the fourth and seventh line thereof.

         Party B shall not consent to any transfer or assignment by Party A of its rights and obligations hereunder unless each Rating Agency shall have given its prior written confirmation that such transfer will not result in a reduction or withdrawal of the then current rating of the Certificates.

(j) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party and to each Rating Agency notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this
         Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) INDEMNIFIABLE TAX. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of any Indemnifiable Tax pursuant to
         Section 2(d)(i)(4) of this Agreement or Party B makes any payment reduced by any Tax pursuant to Section 2(d) of this Agreement, Party A may transfer this Agreement without the consent of Party B but shall have received from each Rating Agency, its prior written confirmation that such transfer will not result in a reduction or withdrawal of the then current rating of the Certificates.

         IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date of the Agreement.

UBS AG                                     CABCO SERIES 2004-101 TRUST (GOLDMAN
                                           SACHS CAPITAL I)

By: /s/ James B. Fuqua
    ------------------------------
    Name:  James B. Fuqua
    Title: Director and Counsel            By:  U.S. BANK TRUST NATIONAL
           Region Americas Legal                ASSOCIATION, as Trustee
           Fixed Income Section

                                           By: /s/ David J. Kolibachuk
                                               ------------------------------
                                               Name: David J. Kolibachkuk
                                               Title: Vice President

By: /s/ Bryan Murtagh
    ------------------------------
    Name:  Bryan Murtagh
    Title: Executive Director &
           Managing Attorney
           Region Americas Legal
           Fixed Income Section

Date:       May 13, 2004

To:         Corporate Asset Backed Corporation ("Counterparty")

From:       UBS AG, London Branch ("UBS AG")

Fax No:     02077565848

Subject:    Interest Rate Swap Transaction UBS AG Ref:

Dear Sirs,

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern. In addition, certain capitalized terms used herein, but not defined herein, shall have the meaning ascribed to them in the trust agreement, to be entered into between the Counterparty and U.S. Bank National Association, as trustee (the "Trust Agreement") substantially in the form set forth in Annex A.

If you and we are parties to a master agreement that governs transactions of this type (whether in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") or any other form (a "Master Agreement"), then this Confirmation will supplement, form a part of, and be subject to that Master Agreement. If you and we are not parties to such a Master Agreement, then you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Form, with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to and governed by that agreement, except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each, a "Confirmation") confirming transactions (each, a "Transaction") entered into between us (notwithstanding anything to the contrary in a confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of England as the Governing Law and U.S. Dollars as the Termination Currency) on the Trade Date of the first Transaction between us (hereinafter the "Agreement"). In the event of any inconsistency between the provisions of any such Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

GENERAL TERMS

Trade Date:                                May 13, 2004

Effective Date:                            May 20, 2004

Termination Date:                          February 15, 2034, subject to
                                           adjustment in accordance with the
                                           Modified Following Business Day
                                           Convention.

Notional Amount:                           $150,000,000, subject to reduction as
                                           a result of an early termination of
                                           all or a portion of this Transaction.
                                           The Notional Amount shall, at all
                                           times, equal the outstanding
                                           principal amount of the Certificates.
                                           See "Early Termination Payment"
                                           below.

Calculation Agent:                         UBS AG, unless otherwise stated in
                                           the Schedule to the Master Agreement.

Business Days: Any day other than (a) a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed for business, or (b) a day that is not a business day for purposes of the Underlying
                                           Securities.

Broker:                                    None

FIXED AMOUNTS

Fixed Rate Payer:                          Counterparty

Fixed Rate Payer Payment Dates:            Any date on which distributions are
                                           received by the Counterparty in
                                           respect of interest on the Underlying
                                           Securities, commencing on August 20,
                                           2004, subject to adjustment in
                                           accordance with the Modified
                                           Following Business Day Convention.

Fixed Amount:                              Any amounts received by the
                                           Counterparty in respect of interest
                                           on the Underlying Securities,
                                           excluding any amount of interest that
                                           accrued with respect to the
                                           Underlying Securities from February
                                           20, 2004 to but excluding May 20,
                                           2004.

Other: In the event of a discrepancy between the Fixed Amounts due in respect of any Calculation Period and the interest amount payable on the Underlying Securities for the related period (as calculated in accordance with the terms of the Underlying Securities), the terms of the
                                           Underlying Securities shall govern
                                           the calculation of the Fixed Amount
                                           for such Calculation Period;
                                           provided, however, that the Fixed
                                           Amount shall not include any amount
                                           of interest that accrued with respect
                                           to the Underlying Securities from
                                           February 20, 2004 to but excluding
                                           May 20, 2004.

FLOATING AMOUNTS

Floating Rate Payer:                       UBS AG

Floating Rate Payer Payment Dates:         Quarterly on the 15th day of
                                           February, May, August and November,
                                           from and including August 15, 2004,
                                           up to and including the Termination
                                           Date, subject to adjustment in
                                           accordance with the Modified
                                           Following Business Day Convention
                                           specified immediately below.

Floating Amounts:                          If not during the continuance of an
                                           Extension Period, an amount equal to
                                           the product of (i) the Notional
                                           Amount, (ii) the Floating Rate and
                                           (iii) the Floating Rate Day Count
                                           Fraction. Immediately following the
                                           end of an Extension Period, an amount
                                           equal to any Deferred Interest.

Party A Floating Rate:                     For the initial Calculation Period,
                                           from and including May 20, 2004 to
                                           but excluding the first Floating Rate
                                           Payer Payment Date, the rate of
                                           3.25%. Thereafter, USD-LIBOR-BBA with
                                           a Designated Maturity of 3 months
                                           plus the Spread; provided, however,
                                           that at no time shall Party A
                                           Floating Rate be less than 3.25% or
                                           greater than 8.25%.

Floating Rate Day Count Fraction:          Actual/360 (Fixed)

Spread:                                    .85%

Reset Dates:                               First day of each Calculation Period

Compounding:                               Inapplicable

Other: UBS AG will have no obligation to make a Floating Amount (i) during the continuance of an Extension Period with respect to the Underlying Securities, (ii) if a Swap Agreement Termination Event has occurred and
                                           (iii) unless and until the
                                           Counterparty has made the related
                                           payment, if any, to UBS AG.

UNDERLYING SECURITIES

Underlying Securities Issuer:              Goldman Sachs Capital I

Maturity Date:                             February 15, 2034

Coupon:                                    6.345%

MASTER AGREEMENT

Early Termination Payment:                 Section 6(e) of the Master Agreement
                                           is hereby deleted as there will be no
                                           termination payment payable by either
                                           party.

Amendment                                  Section 9(b) of the Master Agreement
                                           is hereby deleted and replaced with
                                           the following:

                                           (b) AMENDMENTS.

                                           This Agreement may not be amended
                                           without the prior written consent of
                                           UBS AG, the holders of 66 2/3% of the
                                           then outstanding Certificates, and
                                           without prior written confirmation
                                           from each Rating Agency that such
                                           amendment will not result in a
                                           reduction or withdrawal of the then
                                           current rating of the Certificates;
                                           provided, however, that UBS AG and
                                           the Counterparty may amend this
                                           Agreement without the prior written
                                           consent of the holders of the then
                                           outstanding Certificates to cure any
                                           ambiguity in, or to correct or
                                           supplement any provision of this
                                           Agreement which may be inconsistent
                                           with any other provision of this
                                           Agreement, or to otherwise cure any
                                           defect in this Agreement, provided
                                           that any such amendment does not
                                           materially adversely affect the
                                           interest of the certificateholders
                                           and that each Rating Agency will have
                                           given its prior written confirmation
                                           that such amendment will not result
                                           in a reduction or withdrawal of the
                                           then current rating of the
                                           Certificates; provided further,
                                           however, that notwithstanding
                                           anything to the contrary, no
                                           amendment may alter the timing or
                                           amount of any payment hereunder
                                           without the prior consent of the
                                           holders of 100% of the then
                                           outstanding Certificates, and without
                                           giving each Rating Agency prior
                                           written notice of any such amendment.
                                           Notwithstanding anything contained
                                           herein to the contrary, in connection
                                           with any sale of additional
                                           Underlying Securities to the Trust
                                           pursuant to Section 2.14 of the Trust
                                           Agreement, the parties hereto shall
                                           enter into a Supplement to this
                                           Confirmation whereby the Notional
                                           Amount shall be increased by an
                                           amount equal to the principal amount
                                           of the additional Underlying
                                           Securities sold to the Trust.

OTHER TERMS

                  (a) One Time Payment. On the Trade Date, the Counterparty will make a one time payment in the amount of $5,203,125.00 to UBS AG.

                  (b) Nonpetition Covenant. UBS AG agrees that it shall not, until the date which is one year and one day after the payment in full of all securities issued by the Trust, the Depositor or other trusts formed, established or settled by the Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, or any such other trust to invoke the process of the United States of America or any State or other political subdivision of the United States or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other trust under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other trust or all or any part of the property or assets of the Trust, the Depositor or any such other trust or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other trust.

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

                  (a) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this

Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

                  (b) Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes the risks of this Transaction.

                  (c) Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

References in this clause to "a party" shall, in the case of UBS AG and where the context so allows, include references to any affiliate of UBS AG.

ACCOUNT DETAILS

For UBS AG:

Currency:                 USD
Correspondent Bank:       UBS AG, STAMFORD
ABA No.                   026007993
Swift Address:            UBSWUS33
Account No:               101-WA-140007-000

For the Counterparty:
To be provided separately

OFFICES

                  (a) The office of UBS AG for the Interest Rate Swap Transaction is London; and

                  (b) The office of the Counterparty for the Interest Rate Swap Transaction is 445 Broad Hollow Road, Suite 239, Melville, New York 11747.

CONTACT NAMES AT UBS AG

Pre Value Payments:       Pre-Value Payment Investigations:   (44) 20 7568 2665
Post Value Payments:      Post-Value Payment Investigations:  (44) 20 7567 8999
Confirmation Queries:     Confirmation Control:               (44) 20 7567 2659
ISDA  Documentation:      Credit Risk Management:             (44) 20 7567 4557

Swift:                    UBSWGB2LXXX
Fax:                      (44) 20 7567 2685/2990
Address:                  UBS AG
                          100 Liverpool Street
                          London EC2M 2RH

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of this Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

Yours Faithfully
For and on Behalf of
UBS AG, London Branch

By: /s/ James B. Fuqua                     By: /s/ Bryan Murtagh
    ---------------------------                ---------------------------------
    Name:  James B. Fuqua                      Name:  Bryan Murtagh
    Title: Director and Counsel                Title: Executive Director &
           Region Americas Legal                      Managing Attorney
           Fixed Income Section                       Region Americas Legal
                                                      Fixed Income Section

Acknowledged and agreed by Corporate Asset Backed Corporation as of the Trade Date specified above:

By: /s/ James Hausmann                     By:
    -----------------------                    ------------------------------
    Name: James Hausmann                       Name:
    Title: Vice President                      Title:

UBS AG London Branch, 1 Finsbury Avenue, London, EC2M 2PP
UBS Securities LLC is a business group of UBS AG.
UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority.
Representatives of UBS Limited introduce trades to UBS AG via UBS Limited

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